                                 LOAN AGREEMENT

                                 EUR 50,000,000

                                     CEGEDIM

                                    borrower

                                 CREDIT LYONNAIS
        AND ANY BANK TO WHICH CREDIT LYONNAIS MAY ASSIGN PART OF THE LOAN

                               HEREAFTER " BANKS "

                                    Borrower

                                       And

                                 CREDIT LYONNAIS
                               Arranger and Agent

                                On April 18 2003

                                    -Page 1-

                                     SUMMARY

NAMES OF THE PARTIES - PREAMBLE                                                                               4
===============================================================================================================

ARTICLE 1 - DEFINITIONS                                                                                       5

ARTICLE 2 - FEATURES OF THE LOAN                                                                              7

ARTICLE 3 - USE OF THE LOAN                                                                                   9

ARTICLE 4 - COMMISSION - INTEREST                                                                            11

ARTICLE 5 - RENUNCIATION OF THE LOAN                                                                         13

ARTICLE 6 - EARLY REPAYMENT                                                                                  13

ARTICLE 7 - OCCURRENCE OF NEW CIRCUMSTANCES                                                                  14

ARTICLE 8 - PAYMENTS                                                                                         15

ARTICLE 9 - COMPENSATION                                                                                     16

ARTICLE 10 - EQUALIZATION OF PAYMENTS                                                                        16

ARTICLE 11 - DECLARATIONS                                                                                    17

ARTICLE 12 - COMMITMENTS OF BORROWER                                                                         19

ARTICLE 13 - ACCELERATION OF MATURITY                                                                        22

ARTICLE 14 - DELAY INTEREST                                                                                  24

ARTICLE 15 - AGENT                                                                                           25

ARTICLE 16 - ABSENCE OF JOINT AND SEVERAL LIABILITY                                                          27

ARTICLE 17 - ASSIGNMENT - SECURITIZATION                                                                     27

ARTICLE 18 - NOTICES                                                                                         28

ARTICLE 19 - ABSENCE OF RENUNCIATION                                                                         28

ARTICLE 20 - TOTAL EFFECTIVE RATE                                                                            28

                                    -Page 2-

ARTICLE 21 - TAXES AND FEES                                                                                  28

ARTICLE 22 - SECURITIES                                                                                      28

ARTICLE 23 - SEVERABILITY                                                                                    29

ARTICLE 24 - PROPER LAW -FORUM FOR LITIGATION                                                                29

ARTICLE 25 - CHOICE OF RESIDENCE                                                                             29

APPENDIX  1 - MODEL DRAWDOWN SLIP                                                                            30
===============================================================================================================

APPENDIX  2 - DEFINITION OF RATIOS                                                                           31
===============================================================================================================

APPENDIX  3 - MODEL CERTIFICATE OF HYPOTHECATION OF ACCOUNT OF FINANCIAL INSTRUMENTS                         33
===============================================================================================================

APPENDIX  4 - MODEL DEBT REPURCHASE DEED BY WAY OF GUARANTEE                                                 40
===============================================================================================================

APPENDIX  4(A)  - MODEL ACT OF DELEGATION                                                                    46
===============================================================================================================

APPENDIX  5 - MODEL DEED OF ASSIGNMENT                                                                       48
===============================================================================================================

                                    -Page 3-

                                 LOAN AGREEMENT

BETWEEN THE UNDERSIGNED:

1(degree))        THE CEGEDIM CORPORATION, A LIMITED CORPORATION WITH CAPITAL OF
                  8,891,004.61 (EURO), OF WHICH THE MAIN OFFICE IS IN BOULOGNE
                  (92100) 127 TO 137 RUE D'AGUESSEAU, SIREN 350.422.622 - RCS
                  NANTERRE, REPRESENTED BY MR PIERRE MARUCCHI DULY ENTITLED
                  UNDER THE TERMS OF THE POWERS CONFERRED ON HIM BY A MEETING OF
                  THE BOARD OF DIRECTORS ON APRIL 10 2003,

                  Hereafter called " Borrower ",

                                                              of the first part,

2(degree))        CREDIT LYONNAIS, A LIMITED CORPORATION WITH CAPITAL OF
                  1,808,394,053 (Euro), WHOSE MAIN OFFICE IS IN LYON, 18 RUE DE
                  LA REPUBLIQUE AND HEADQUARTERS IS IN PARIS (75002), 19
                  BOULEVARD DES ITALIENS, SIREN 954 509 741 - RCS LYON,
                  REPRESENTED BY MR XAVIER GIRARD, UNDER THE TERMS OF A POWER
                  RECEIVED FOR THIS PURPOSE.

                  As well as any credit institution to which Credit will Lyonnais may assign part of the loan

                  Hereafter called as a whole but without joint and several liability between them " Banks ", and individually " Bank ",

                                                             of the second part,

3(degree))        CREDIT LYONNAIS, A LIMITED CORPORATION WITH CAPITAL OF
                  1,808,394,053 (Euro), WHOSE MAIN OFFICE IS IN LYON, 18 RUE DE
                  LA REPUBLIQUE AND THE CENTRAL SEAT IN PARIS (75002), 19
                  BOULEVARD DES ITALIENS, SIREN 954 509 741 - RCS LYON, AS AGENT
                  FOR THIS LOAN AGREEMENT, REPRESENTED BY MR XAVIER GIRARD,
                  UNDER THE TERMS OF A POWER RECEIVED FOR THIS PURPOSE,

                  Hereafter called "Agent ".

                                                              of the third part.

AFTER RECALLING THAT:

- Borrower wishes to undertake operations of external growth by acquisition of loans and/or shares of companies operating in borrower's sphere of activity.

- Borrower requested arranger to procure financing for such operations. Arranger agreed to provide initial financing for Borrower by itself, thereafter to syndicate part of the loan, under the terms and conditions hereafter agreed

                                    -Page 4-

IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

The terms and expressions starting with a capital letter shall have, for purposes of this Agreement the following meaning:

AGENT: denotes Credit Lyonnais in this capacity by virtue of this Agreement or its possible successor under the conditions envisaged in article 15.8 of this Agreement .

ARRANGER:                           denotes Credit Lyonnais in this capacity by
                                    virtue of this Agreement .

DRAWDOWN SLIP:                      denotes a note in accordance with the model
                                    shown in Appendix 1 of this Agreement .

BANK(s): denotes Credit Lyonnais as well as any credit institution to which later on would be assigned and transferred all or part of the rights and obligations of Credit Lyonnais in accordance with the stipulations of article 17.2 of this Agreement .

REFERENCE BANKS:                    denotes Credit Lyonnais, BNP Paribas and
                                    Societe Generale.

CASE OF ACCELERATION OF MATURITY:   denotes any event or any failure of Borrower
                                    as enumerated in article 13 of this
                                    Agreement .

AGREEMENT:                          denotes this Loan Agreement, its appendices
                                    as well as, if necessary, any endorsements which form or shall form an integral part thereof.

LOAN: denotes the supply of a loan in the sum of 50,000,000 (Euro) (fifty million euros) which CrEDIT Lyonnais undertakes to place at the disposal of Borrower under the terms and conditions of this Agreement and whose amount will be gradually and automatically reduced, at each Reduction Date, in accordance with the stipulations of article
                                    2.4 of this Agreement .

EXECUTION DATE:                     denotes the date of signature of this
                                    Agreement .

REDUCTION DATE:                     denotes each date mentioned in article 2.4
                                    of this Agreement corresponding to an
                                    amortisation period of the loan.

FINANCIAL(s) DEBT(s):               denotes:

                                    (i)      all loans and comparable debts
                                             within the meaning of the Chart of
                                             Accounts,

                                    (ii)     any obligation of payment
                                             contracted under any financial
                                             transfer-lease or lease, leasing
                                             agreement,

                                    (iii)    any obligation of deferred payment
                                             contracted at the time of
                                             acquisition of any asset,

                                    -Page 5-

                                    (iv)     current bank lending,

                                    (v)      any contracted debt, on a purely
                                             principal or additional basis,
                                             under any obligation to provide
                                             security, surety or guarantee given
                                             by Borrower or a Subsidiary
                                             corporation, in order to guarantee
                                             the Financial Debt contracted by a
                                             third party,

                                    (vi)     any debt of unpaid funds under any
                                             time-limited financial instrument
                                             (within the meaning of the article
                                             L 211-1 of the Monetary and
                                             Financial Code) being specified
                                             that only the payable net value by
                                             the debtor will be taken into
                                             account based on the assumption
                                             that the agreement concerned would
                                             provide for a compensation
                                             capability.

COMMITMENT:                         denotes for Credit Lyonnais and each Bank to
                                    which parts of this Loan has been assigned, the maximum total amount that each one has committed to place at the disposal of Borrower in the form of drawdowns, such amount to be reduced at each Reduction Date, in accordance with the provisions of article
                                    2.4 of this Agreement ,

TOTAL COMMITMENT:                   denotes the total of all commitments
                                    hereunder, i.e. as at the Execution Date, fifty million euros.

EONIA: (Euro OverNight Index Average or TEMPE, Taux Moyen Pondere en Euros) denotes the day-to-day rate, calculated by the European Central Bank based on a weighted average of all the transactions from day to day of unguaranteed loans carried out on the interbank market of the euro zone by the banks taking part in the sample, as disseminated by the Banking Federation of the European Union and published the next working day (within the meaning of the Target calendar).

EURIBOR: (Euro Interbank Offered Rate or TIBEUR, Taux Interbancaire Offert en Euros) denotes the average rate, rounded to three decimal points, calculated and disseminated by the Banking Federation of the European Union, at which the interbank deposits in euros for one period similar to that of the drawdown are offered by BANKS OF FIRST SIGNATURE within the zone euro, at 11.00 hours (Brussels time), two (2) working Days before the day of drawdown.

SUBSIDIARIES:                       denotes any Corporation controlled by
                                    Borrower within the meaning of the article L
                                    233-3 of the Commercial Code as well as any Corporation which Borrower may hold a controlling share in future.

CEGEDIM GROUP                       denotes Borrower and its subsidiaries.

WORKING DAY:                        denotes any entire day, except for Saturday
                                    and Sunday, on which the banks are open all day in Paris, and on which the TARGET system is in operation.

                                    -Page 6-

MAJORITY OF BANKS :                 denotes those banks of which the total
                                    commitments constitute at any given moment more than 66 % of the Total commitment.

MARGIN: means 75 base points (0.75%) per year, capable of adjustment by virtue of the ratios " Ratio G " and " Ratio L " in accordance with the provisions of article
                                    4.3.1 of this Agreement .

USE PERIOD :                        denotes the period between the Execution
                                    Date and the date of first drawdown and at the latest, the end of the sixth month following the Execution Date.

CONSOLIDATION PERIOD :              denotes the period between the date of first
                                    drawdown within the Use Period and the date of the 5th anniversary of this drawdown.

RATIO C: denotes the result of the EBITDA ratio on Service of the Consolidated Debt, calculated based on the group account of Borrower, as defined in Appendix 2 of this Agreement .

RATIO G: denotes the result of the Net Indebtedness ratio, Consolidated on Own Consolidated Capital funds, calculated based on the group account of Borrower, as defined in Appendix 2 of this Agreement .

RATIO L: denotes the result of the Net Indebtedness Ratio consolidated on the EBITDA, calculated based on the group account of Borrower, as defined in Appendix 2 of this Agreement .

FINANCIAL RATIOS:                   denotes Ratio C, Ratio G and Ratio L.

SECURITY(ies):                      means any privilege, mortgage, pledge,
                                    hypothecation or other valuable security of any nature whatever, any transfer of property by way of guarantee (loan assignment by bordereau or form under the Dailly Act, cash pledge...), any retention of title clause or right of lien and, more generally, any other right conferring on its recipient priority payment.

TARGET: denotes the system of payment known as 'Trans European Automated Real time Gross Settlement Express Transfer'.

DRAWDOWNS:                          any loan of a sum of money for the amount
                                    and the duration indicated on the drawdown slip.

ARTICLE 2 - FEATURES OF THE LOAN

2.1      Loan amount

         Credit Lyonnais grants Borrower, who hereby accepts, under the terms and conditions stated hereafter, a loan to a maximum total amount of 50,000.000 euros (fifty million euros)

2.2      Loan purpose

         The loan is intended to enable Borrower:

                                    -Page 7-

         (i) (i) in the sum of 40,000,000 (Euro) (forty million euros) to make a loan to the JIVAGO ACQUISITION CORP, state of incorporaTION Delaware, IRS Employer Identification No 3645374, address Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA held to a total value of 100% by Borrower, whose single object will be the purchase of Synavant Inc, state of incorporation Delaware, IRS Employer Identification No. 22-2940965, address 3445 Peachtree Road, Suite 1400, Atlanta, Georgia 30326, USA.

         (ii) in the sum of 10,000,000 (Euro) (ten million euros) to finance the purchase of 80% of the capital of a corporation which MUST have the following characteristics:

         a) To be an establishment or group of establishments located in Europe, operating in the same sectors (principal activity in technology and services related to medical IT intended for health professionals and pharmaceutical laboratories) as the Cegedim Group, provided the purchase price does not exceed three (3) million euros, or

         b) To be another establishment or group of establishments complying with the following criteria:

                  -        -        to be located in a country within Western
                  Europe or a Member State of the OECD,

                  -        -        to conduct operations in the same sectors as
                  those defined in the paragraph (A) above,

                  -        -        to have a purchase price, free of any
                  indebtedness, in conformity with market value, or a maximum EBIT multiple of 7 - 70% of sales net of tax,

                  -        -        of which most of the capital and voting
                  rights are acquired at the time of the purchase of the establishment or group of establishments.

         c) any other corporation, subject to prior agreement by the Majority of Banks.

         If the acquisition aimed at under (i) above is less than 40,000,000
         (Euro) (forty million euros), the balance may be used uNDER the conditions of (ii) referred to above.

         Notwithstanding the preceding provisions, neither the Banks nor Agent shall incur any liability with regard to the use of the amount of the Loan.

2.3    TERM - REDUCTION OF THE LOAN

         2.3.1 - TERM

         The Loan will be usable for the Period of Use, to run from the date on which the conditions stipulated in article 3.1 of this Agreement have been fulfilled.

         Any amount not used at the end of the Period of Use will be definitively cancelled and cannot be used any further, the commitment of each Bank being reduced to the amount owed.

         The Loan, as from the Period of Consolidation, is authorized for one five (5) year term.

         2.3.2 - REDUCTION OF THE LOAN

         The amount of the Loan will be gradually and automatically reduced up to the following dates and for the following amounts:

                                    -Page 8-

-------------------------------------------------------------------------------------------------
      REDUCTION DATE                     REDUCTION OF LOAN AMOUNT             MAXIMUM LOAN AMOUNT
-------------------------------------------------------------------------------------------------
6 th month of Consolidation
         Period                              5,000,000 euros                    45,000,000 euros
------------------------------------------------------------------------------------------------
12 th month of Consolidation
         Period                              5,000,000 euros                    40,000,000 euros
------------------------------------------------------------------------------------------------
18 th month of Consolidation
         Period                              5,000,000 euros                    35,000,000 euros
------------------------------------------------------------------------------------------------
24 th month of Consolidation
         Period                              5,000,000 euros                    30,000,000 euros
------------------------------------------------------------------------------------------------
30 th month of Consolidation
         Period                              5,000,000 euros                    25,000,000 euros
------------------------------------------------------------------------------------------------
36 th month of Consolidation
         Period                              5,000,000 euros                    20,000,000 euros
------------------------------------------------------------------------------------------------
42 th month of Consolidation
         Period                              5,000,000 euros                    15,000,000 euros
------------------------------------------------------------------------------------------------
48 th month of Consolidation
         Period                              5,000,000 euros                    10,000,000 euros
------------------------------------------------------------------------------------------------
54 th month of Consolidation
         Period                              5,000,000 euros                     5,000,000 euros
------------------------------------------------------------------------------------------------
60 th month of Consolidation
         Period                              5,000,000 euros                             0 euros
------------------------------------------------------------------------------------------------

         At each Reduction Date, Borrower will have to return the amount of drawdowns incurred to the limit of the new ceiling thus fixed and the commitment of each Bank will be reduced proportionally.

ARTICLE 3 - USE OF THE LOAN

3.1 Borrower is not permitted to use the Loan as long as the following conditions, stipulated in favour of the Banks, have not been completely fulfilled:

         a)       Borrower has supplied to Agent:

                  (i) the powers of attorney of the person(s) authorized to act in the name and on behalf of Borrower for purposes of concluding this Agreement;

                  (ii)     a certified, up-to-date copy of its statutes;

                  (iii) a K (a) statement (extrait K bis) dated less than fifteen (15) days previously;

                  (iv) a copy of its balance sheet and consolidated income statement, as published most recently and certified by its auditors as well as the medium-term, strategic financing plan devised for the Cegedim Group;

                  (v) a copy of the entire documentation drafted for purchase of the companies by means of the Loan, including if necessary any guarantees of assets and/or liabilities issued in favor of Borrower;

                                    -Page 9-

                  (vi) a certificate of its Auditors attesting the accounts as at December 31 2002 and stating that (i) Ratio C exceeds 2.50 (two point five zero), (ii) Ratio G is lower than 0.50 (zero point five zero), and (iii) Ratio L is lower than 1.50 (one point five zero.

                  (vii) a legal opinion and a tax opinion, provided by law firms within the United States of America validated beforehand by Agent, considered to be satisfactory by Agent relating to the litigation appearing in the annual report relating to the 2002 fiscal year on form 10 K as given to the SEC (Securities and Exchange Commission) by Synavant Inc, state of incorporation Delaware, IRS Employer Identification No. 22-2940965, address 3445 Peachtree Road, Suite 1400, Atlanta, Georgia 30326, USA being capable of associating it with for legal purposes its former majority shareholder, IMS Health state of incorporation Delaware, IRS Employer Identification No. 06-1506026, address 1499 post Road -Fairfield, Connecticut, USA, and more particularly the IRI Action and the taxation of "spin-offs"

         b) No event of any legal, tax or financial nature with durable unfavorable effects on the activity or profitability of Borrower or its subsidiary companies or on its capacity to meet its obligations by virtue of the Loan has occurred;

         c) No case of accelerated maturity has occurred or is obviously likely to occur;

         d) No financial transaction will be announced or launched on the financial markets and in a more general way, no other transaction involving the opening of a credit, loan or credit limit will be negotiated that could be capable in the opinion of Agent significantly to affect the syndication of the Loan.

         In the event that the conditions precedents stipulated above not have been achieved in their entirety, at the latest 10 days after the Execution Date, the Loan shall become null and void, the Banks being definitively released from all the obligations which they will have entered into under this Agreement .

3.2 Subject to the amount and term such as defined above, Borrower will progressively use the Loan at its discretion as its needs arise under the specific conditions stated hereafter.

         Subject to the provisions of articles 3.1 and 12.1 of this Agreement , any drawdown will be subordinated to the following conditions stipulated in favor of the Banks:

         - that there is no failure in respect of any of the commitments entered into by Borrower under this Agreement , unless such failure has been remedied within the time limits set;

         - that no case of accelerated maturity has occurred or is obviously likely to occur;

         - that the sum of the cumulative amount of drawdown incurred and the amount of drawdown requested does not exceed, at the date of drawdown , the maximum amount of the loan as defined in article 2.4 of this Agreement;

         - that the expiration date of the drawdown requested is not later than the expiration date of the Loan, i.e. the date of the 5th anniversary of the Consolidation Period;

         - that Borrower has addressed to Agent, within the prescribed time, a drawdown slip in conformity with the model shown in Appendix 1 of this Agreement;

3.3 Each drawdown must be for an amount at least equal to 1,000,000 euros and beyond this figure must be an entire multiple of 500,000 euros.

                                   -Page 10-

         The duration of each drawdown shall be, at the option of Borrower, one
         (1), three (3) or six (6) months.

         The number of drawdowns in progress and requested may not however in any case exceed five (5).

         Each drawdown must be the subject of a separate drawdown slip in conformity with the model shown in Appendix 1 of this Agreement and duly signed in the name of Borrower, the actual availability of the sum drawn down only occurring on one Working Day. Each drawdown slip could be made out only for one installment period only. Each drawdown slip may be made out for a specific date only.

         The drawdown slip must be sent to Agent, at the latest at 10 hours (Paris time), three (3) Working Days before the day when Borrower wishes to have the funds.

         On the same day as receiving it, Agent shall communicate to the Banks the content of the drawdown slip.

         The drawdown slip will irrevocably commit Borrower who will be required to accept payment of the funds corresponding to that drawdown, on the conditions shown on the corresponding drawdown slip and under the terms and conditions of this Agreement .

3.4 Any drawdown must be repaid at its expiration date, and the amount repaid may then be borrowed again within the limits of the amount and term of the Loan and under the terms and conditions of this Agreement .

ARTICLE 4 - FEES - INTEREST

4.1      UNDERWRITING FEE

         Borrower shall pay to Arranger an underwriting fee whose amount and methods of payment shall be agreed in separate correspondence.

         The amount of this fee shall definitively remain entirely and firmly with Arranger even in the event of non-realization of the conditions precedent stipulated in article 3.1 of this Agreement .

4.2      HANDLING FEE

         Borrower shall pay to agent a handling fee whose amount and methods of payment shall be agreed in separate correspondence.

         The amount of this fee shall definitively remain entirely and firmly with Agent even in the event of non-realization of the conditions precedent stipulated in article 3.1 of this Agreement .

4.3      AGENCY FEE

         Borrower shall pay to Agent, for the sole benefit of the latter, annually, in advance and by bank transfer, and for the first time at the Execution Date, an agency fee in the sum of 1,500 euros net of tax.

4.4      NONUSE FEE

         Borrower shall pay to the Banks, into the hands of Agent, a nonuse fee of 30 base points (0.30%) per year, calculated, prorata temporis, on the difference between on the one hand, the

                                   -Page 11-
         maximum amount of the Loan and, on the other hand, the amount of drawdowns incurred, and based on a year of 360 days' duration.

         The amount of this fee shall be paid, quarterly and in arrears, and for the first time ninety (90) days after the execution date, by debit from borrower's checking account, by Agent, who shall then distribute this sum between the Banks in proportion to the amount of their commitment in relation to the Total commitment.

         The amount of the commission thus paid shall remain entirely and definitively with the Banks even in the event of renunciation of the Loan.

4.5      INTEREST

         The interest applicable to each drawdown will be calculated based on the number of exact days in relation to a period of 360 days. They shall be payable to Agent, on behalf of the Banks, once expired, at the expiration date of each drawdown. They shall be payable to Agent, on behalf of the Banks, in arrears, at the expiration date of each drawdown.

         4.5.1    ADJUSTMENT OF MARGIN

                  The Margin shall be adjusted up or down in relation to the Financial Ratios.

-----------------------------------------------------------------------------
    MARGIN                           RATIO L                     RATIO G
-----------------------------------------------------------------------------
65 base points                     2 < L < 2.50            ET 0.65 < G < 0.80
-----------------------------------------------------------------------------
60 base points                     1.50 < L < 2            ET 0.50 < G < 0.65
-----------------------------------------------------------------------------
55 base points                       L < 1.50                 And G < 0.50
-----------------------------------------------------------------------------

                  The first adjustment shall take place in response to the results of the fiscal year ending on December 31 2003, with effect from the first drawdown requested after the communication to Agent of calculation of the Financial Ratios.

         4.5.2    INTEREST RATE

                  The interest rate applicable to each drawdown will be equal to the EURIBOR (or TIBEUR) rate for the period of drawdown, increased by the Margin.

                  The rate thus determined two (2) Working Days before the day of drawdown will be fixed throughout the duration of the said drawdown.

         4.5.3    NON-PUBLICATION OF THE EURIBOR

                  If the EURIBOR, as calculated and disseminated by the Banking Federation of the European Union, ceased, for any reason whatever, to be published, Agent shall notify thereof, without delay and by any means, both Borrower and the Banks and the following provisions shall apply:

                  - If a rate of comparable nature or equivalent were to replace the EURIBOR, the former would immediately apply to any new drawdowns carried out for a whole number of months, the interest rate being equal to this new rate increased by the Margin.

                                   -Page 12-

                  - In the contrary case, the Banks and Borrower shall negotiate on a different method of fixing a suitable rate which must reflect the effective cost on the interbank market of the Banks' association with borrower. During this period of negotiation, Borrower shall not be able to carry out any new drawdown. In the absence of agreement between the parties within a period of fifteen (15) days, the applicable interest rate for new drawdowns shall equal the arithmetic average (rounded, if necessary, up to a sixteenth of a percent higher) of the rates offered by the Reference Banks to first-tier banks, for deposits in euros of an amount and term similar to the amount and term of the drawdown, at 11.00 hours (Brussels time), two (2) Working Days before the day of drawdown, increased by the Margin.

ARTICLE 5 - RENUNCIATION OF THE LOAN

Borrower can at any time renounce all or part of the unused portion of the Loan by letter sent to Agent and subject to a notice period of 10 (ten) days.

Any renunciation must be of a sum at least equal to 1,000,000 euros and exceed an entire multiple of 1,000,000 euros This renunciation will be irrevocable and will reduce definitively and by the same amount the level of the commitment of each Bank in proportion to the amount of its relative commitment in proportion to Total commitment.

Any early renunciation shall be applied to the amortization installments furthest away in time, starting with the last, and will reduce, if applicable, the term of the Loan.

On the other hand, any nonuse fee shall cease to be due on that portion of the Loan renounced by Borrower, to run from expiration of the nonuse fee quarterly period, during which the renunciation took effect.

ARTICLE 6 - EARLY REPAYMENT

         6.1      INVOLUNTARY EARLY REPAYMENT

         Borrower will have the facility to repay early all or part of the amount of a drawdown subject to compliance with the following conditions:

         - Borrower must notify Agent beforehand by registered letter with acknowledgement of delivery sent ten (10) working days before the desired date of early repayment,

         - The amount repaid early must at least equal 1,000,000 euros and and beyond this figure must be an entire multiple of 500,000 euros.

         - Any early repayment must be accompanied by payment of all the interest accrued up to the date of early repayment on the drawdown concerned as well as any payment of any related fees and accessories.

         6.2      COMPULSORY EARLY REPAYMENT

         In the event of the occurrence of one of the following events:

         - Transfer by Borrower of all or part of the rights of ownership that it holds in any Subsidiary corporation for a cumulated annual amount exceeding 1,000,000 euros, except in the case of transfers excluded from this clause by the Majority of Banks,

                                   -Page 13-

         - Transfer by Borrower of all assets for a cumulated annual amount net of all or any taxes, taxes and expenses over 5,000,000 euros or its equivalent value in any currency, where this is not followed within 180 days at the latest by reinvestment in assets connected with the activities of Borrower,

         - Partial or total transfer of the Jivago Corp Acquisition which must acquire Synavant and/or of the one of the companies whose acquisition was financed by the loan,

         - Use by Borrower of any guarantee of assets and liabilities issued in its favour, deduction being made (i) of any sum requiring to be paid to any third party or parties that may have met the expenses necessary to obtain payment of the sums received in this regard and (ii) of any amount paid in order to satisfy the obligations that were the subject of the relevant use of the guarantee of assets and liabilities insofar as these sums are used for this purpose as soon as possible and within 180 days at the latest as from the date of receipt of the aforesaid sums,

         - Implementation by Borrower of a new capital increase by cash subscription, or of a bond issue

         Borrower must allocate the sums received for the purpose of any one of the events aimed at above relation to early repayment of the Loan.

         Any early repayment will be applied to the amortization instalments furthest away in time, starting with the last, and will reduce, if applicable, the term of the Loan.

ARTICLE 7 - OCCURRENCE OF NEW CIRCUMSTANCES

The financial conditions of the Loan were fixed in accordance with the rules applicable at the execution date.

If, in consequence of a new legislative or regulatory provision, amendment of a law, regulation, directive or any interpretation made thereof by any proper authority entrusted with the application or interpretation of the same:

- The Banks shall be subject to any tax, levy, right or deduction, for any purpose and for any reason whatsoever, on the principal of any sum owed by Borrower to the Banks under the terms of this Agreement or the banks shall suffer their taxation bases modified with regard to the said sums (except for corporation tax),

- The Banks shall be subject to any measure of monetary, financial or banking regulation, this measure involving a new charge or expense relating directly to the Loan (for example reserves or mandatory deposits, ratios of equity capital, liquidity or other items)

and if any one of the measures which precede or any other measure causes a reduction in the amount of any sum received by the Banks under the terms of this Agreement, or a reduction in the real yield of the Loan or, more generally, renders this Agreement commercially less favourable to the banks, the following provisions shall apply:

a) Agent shall notify Borrower in writing thereof. This notification shall state the estimated amount of the new charge or expense as well as any necessary compensation which must be accompanied by any justifying document;

                                   -Page 14-

b) The Banks and Borrower shall act in concert as soon as possible in order to arrive at a solution making it possible to face the difficulties which have occurred, in the spirit of co-operation which prevails at the time of conclusion of this Agreement . During this period of negotiation, Borrower shall not be permitted to carry out any new drawdown under this Agreement;

c) If no solution can be found within thirty (30) days following receipts by Borrower of the aforementioned notification, Borrower must:

         - Either request the Banks to continue on with the Loan while undertaking, however, to take complete responsibility as long as the provisions noted above remain in effect, for the extra costs that the Banks are required to incur in this regard

         - Or carry out final repayment as well as payment of all the amounts due to the Banks as principal, interest, commissions or fees, expenses and accessories within ten (10) days as from the expiration of the thirty (30) day period referred to above, this Agreement then terminating automatically. Further, Borrower must compensate the Banks for any losses they may have suffered while liquidating or redeploying the deposits acquired to finance all or part of the sums repaid by Borrower, on presentation of a certificate stating the amount of the compensation necessary, calculation of which shall bind the parties except in the case of manifest error.

ARTICLE 8 - PAYMENTS

8.1 All payments in favor of Borrower under this Agreement shall be carried out by each Bank by transfer clearing house to the account of Agent at its regional headquarters, namely Direction Regionale Entreprises Ile de France Sud Ouest n(degree)61345 L cle RIB 39, bank code 30002, counter code 4153, under reference " CMT CEGEDIM ".

         Subject to the implementation of the conditions precedent with regard to the drawdowns stipulated in article 3.2 of this Agreement , Agent shall pay the amounts it has thus received to Borrower, on the value date of payment, to the separate account opened in its name at Direction Regionale Entreprises Ile de France Sud Ouest of Agent.

         This separate account is excluded from any open checking account in the name of Borrower and is intended exclusively to record the entries relating to drawdowns carried out and their repayment.

8.2 Any payment of the principal, interest and commissions or fees in favour of the Banks shall be portable and must be carried out by Borrower at Regional headquarters of agent, namely Direction Regionale Entreprises Ile de France Sud Ouest, agent acting on behalf of the Banks, by any means and in particular by debiting checking account n(degree) 60436 B open in its name in the books of this branch of Agent.

         To this end, Borrower authorizes Agent irrevocably to debit the checking account opened in its name with any sum due under the terms of this Agreement and commits itself to place in this account sufficient funds, in advance and available on the dates on which the said sums fall due.

8.3 All payments and remittances provided for under this Agreement shall be carried out so that the funds are available on the date fixed for the aforementioned payment and value day of the payment.

8.4 ALL PAYMENTS SHALL BE CARRIED OUT ON A WORKING DAY. If the date on which any sum due under the terms of this Agreement may be demanded does not fall on a Working Day, the

                                   -Page 15-
         corresponding payment shall be deferred to the next Working Day, unless this results in deferral of the payment to the next calendar month, in which case the payment must be carried out on the last Working Day preceding the date on which it is demanded initially envisaged and Agent will modify in consequence any calculation of interests or commissions or fees concerned.

8.5 The payment of any sum due from Borrower under the terms of this Agreement shall be carried out net of any tax, deduction or levy of any kind whatever, present or future. In the event that, pursuant to any legislative or regulatory provision, a payment of interest or any other income were to give rise to any deduction or tax, Borrower undertakes, to the full extent permitted by the legislation in force, to increase the amount to be paid so that after this deduction or tax, the Banks shall receive the exact amount of the payment provided for in this Agreement .

8.6 Each Bank, with regard to its own participation in the Loan, and Agent for all drawdowns, will maintain in their respective books, according to their usual practice, separate accounts on which the amounts of principal, interest, commissions or fees and all other items shall be carried forward, such items being owed to them as well as the amounts paid. The said accounts shall be regarded as authoritative, except in the case of manifest error, in relation to the amounts due under this Agreement and in the event of conflict between the accounts of Agent and those of a Bank, in the absence of manifest error, the accounts of Agent shall be regarded as authoritative.

8.7 Any payment carried out by Borrower and received by Agent shall be allocated, if it is a part payment, according to the following order of priorities:

         1) As payment of all the commissions or fees due and capable of being demanded under the terms of this Agreement as well as the expenses and accessories related to this Agreement then,

         2) As payment of all delay interest due and capable of being demanded under the terms of this Agreement then

         3) As payment of all interest due and capable of being demanded under the terms of this Agreement , then finally

         4) As payment of any sum due and capable of being demanded as principal under the terms of this Agreement .

ARTICLE 9 - COMPENSATION

Subject to immediately informing Agent and Borrower thereof, any Bank shall be permitted to deduct compensation as between any sum owed by Borrower and capable of being demanded under this Agreement and any sum (capable of being demanded or not) that the Bank is required to pay Borrower by virtue of this Agreement.

If these sums are denominated in different currencies, Agent shall be permitted to convert one or the other of them during market exchange according to its usual practices for the purpose of compensation.

ARTICLE 10 - EQUALIZATION OF PAYMENTS

If one of the Banks were to receive, in any manner whatever, all or part of the sums due to it under this Agreement, whether by voluntary payment of Borrower, compensation or in any other manner, the

                                   -Page 16-

Bank concerned shall remit, within ten (10) days, this amount to Agent which shall then apportion it between the Banks. If the Bank receiving the sums were then forced to repay them to Borrower, the other Banks having profited from a proportionate share of this payment must then restore that proportionate share to the Bank concerned without any interest other than that originating from any investment of these sums that may have been made. Borrower would remain, in any event, debtor of the sums which would have been restored to him in this manner as well as interest and accessories incurred on the same as from the date of repayment carried out by the receiving Bank.

ARTICLE 11 - DECLARATIONS

Borrower declares and guarantees to Agent and the Banks that:

a) It and the subsidiary companies are companies properly constituted, enjoying legal personality and that it has full legal capacity to conclude this Agreement and to carry out and comply with its terms and conditions;

b) The signature and the execution of this Agreement have been properly authorized by its corporate bodies and do not require any authorization of any proper authority which was not obtained;

c) The execution of this Agreement and the performance of the obligations which result therefrom do not contravene its rules, neither with regard to its statutes nor in relation to any commitment to which it could be held, nor the applicable laws or regulations in any way;

d) Its obligations by virtue of this Agreement are unconditional and (insofar as these obligations were to not profit from a priority of payment under any security conferred under this Agreement) come, or, if necessary, shall come, with the same rank as all its other chirographaric and nonsubordinate debts, of any nature whatever, except for those debts which are privileged debts by application of the general Law;

e) No legal, administrative or arbitration procedure is underway, or to its knowledge, is about to be instituted against it to prevent or prohibit the execution or performance of this Agreement or which could have a significant unfavorable effect on its activity, its assets or its financial standing or on the activity, the assets or the financial standing of its subsidiary companies;

f) No event likely to have a significant unfavorable effect on its activity, the entirety of its assets or its economic or financial situation or on the activity, the entirety of assets or economic or financial situation of its subsidiary companies has occurred since the end of their last accounting period and there is not any fact constituting or obviously likely to constitute a case of accelerated maturity;

g) Its last balance sheet and consolidated income statement as given to the Banks, were drawn up according to generally accepted accounting principles, are lawful and sincere and give a faithful image of the entirety of its assets, its financial standing and its financial results;

h) It and its subsidiary companies hold insurance policies for amounts and risk coverage relating to damage and liability appropriate to the nature for their activities;

i) it and its subsidiary companies are in conformity with all the laws, regulations and customs which apply in the fields of protection and preservation of the environment and health and that their activities are not or were not the origin of pollution, assault on human health or the environment; in particular for Jivago and Synavant that they are not owners or tenant of any real estate included or (with regard to just the real estate held by them) proposed for inclusion on the National Priorities List in accordance with the CERCLA law or on the CERCLIS list or

                                   -Page 17-
         any similar list relating to sites which are the subject of an inspection or must be subjected to a cleanup;

         There is no storage tank underground, whether isolated or in a group, whether in service or abandoned, including any oil storage tank, on or under one of the real estate sites which is or which shall be held or rented by Jivago or Synavant or one of its subsidiary companies given that the existence of such a tank has or can reasonably involve an Unfavorable Significant Effect;

         Neither Jivago neither Synavant nor any of its subsidiary companies has directly transported or directly arranged to transport a dangerous material of any nature whatever, to any of the sites of any real estate included or proposed for inclusion on the National Priorities List in accordance with the CERCLA law or on the CERCLIS list, or any similar list where sites are listed or any other list, since this kind of inclusion is likely to involve federal, state or local sanctions, or is likely to involve inspections leading to demands for substantial compensation against Jivago or Synavant for all damage caused to the environment and for all physical injury caused, including demands made by virtue of the CERCLA law;

         No event has occurred in relation to one of the real estate sites, either on the surface or underground, which is or which shall be held or rented by Jivago or Synavant; since it could result therefrom, following the occurrence of this event and with the help of the dispatch of a notice or the expiration of a grace period, that a legal action for liability under American environmental protection legislation is instituted,

j) Neither it nor its subsidiary companies are the subject of any warning procedure, nor has any ad hoc or conciliating agent has been appointed, in particular within the framework of the provisions of articles L. 611-3 and following of the Commercial code, in order to seek conclusion of an agreement with their creditors, neither it nor the subsidiary companies is in a state of suspension of payments and no procedure of rectification or bankruptcy has been instituted against them; or, for any subsidiary corporation located outside France, is the object of comparable procedures pursuant to applicable rules under the relevant governing law.

k) Neither it nor its subsidiary companies hold the business capital and brands exploited within the Cegedim Group;

These declarations, whose accuracy is one of the determining conditions behind the grant and maintenance of the Loan, shall be deemed to be repeated on the occasion of each drawdown. They shall be deemed to be automatically extended to any corporation in France or elsewhere including Synavant since this corporation shall have become a branch within the meaning of this Agreement , it being specified that Borrower declares as of now that:

i) Neither Jivago neither Synavant is an " investment corporation " within the meaning of the US federal law entitled " United States Investment Corporation Act " of 1940, as amended subsequently, nor is it a " holding corporation ", a " subsidiary corporation " of a " holding corporation " nor a corporation affiliated to a " holding corporation " or a " subsidiary corporation " of a " holding corporation " within the meaning of the US federal law entitled " United States Public Utility Holding Corporation Act " of 1935, as amended subsequently.

ii) Neither Jivago nor Synavant is subject to a law, regulation or statute, whether federal or relating to governance of a state of the United States, which has the purpose of restricting its capacity respectively to grant or borrow the debt envisaged under article 2.2 of this Agreement .

iii) Neither Jivago nor Synavant have been seen to grant loans with the intention of buying or constituting " margin stocks " and the amount of the Loan shall not be employed to buy or constitute of such " margin stocks" or for any other use which would violate, or would be incompatible with

                                   -Page 18-
regulations U or X of the " Federal Reserve System Board " The terms which are defined in regulations U or X of the " Federal Reserve System Board ", or in the regulations which could be substituted for them, shall have the same meaning when used in relation to this article.

iv) For the period of 12 consecutive months that preceded the date of implementation of the acquisition envisaged, no measure has been taken to terminate any withdrawal plan, and no failure in relation to the payment obligations featuring in a withdrawal plan has occurred, if such occurrence is likely to give rise to a privilege provided for under section 302(f) of the ERISA. There is no condition, event or transaction that has occurred in connection with any of the withdrawal plans which could involve serious liability, a fine or a penalty on the part of Jivago or Synavant. Neither Jivago nor Synavant is subject to any obligation with regard to any of the advantages envisaged by any of the of Social security Plans (Welfare Plan), other than the obligation to ensure cover provided for and described in the 6 th part of title I of the ERISA.

ARTICLE 12 - COMMITMENTS OF BORROWER

12.1     COMMITMENT TO TAKE ACTIONS

         As long as it shall be capable of being subject to any obligation under the terms of this Agreement , Borrower undertakes towards the Banks as follows:

         a)       Handover of books of accountant financial records:

                  - Annually, and at the latest with the expiration of a one hundred eighty (180) day period following the closing of each one of its accounting periods, the following documents:

                           (i) certified copies of the annual report drafted by its board of directors (or its senior executives), its annual balance sheet, income statement and annexed documents as well as the general and special report produced by its auditors,

                           (ii) certified copies of the annual report of the group drafted by its board of directors (or its senior executives)), its annual consolidated balance sheet and income statement as certified by its Auditors,

                  - annually, and no later than the expiration of a 120 day period following the end of each accounting period, the Financial Ratios calculated based on the consolidated annual accounts certified by the Auditors,

                  - annually, before December 31 of each accounting period, the estimated budget as well as a comment on this budget and its assumptions,

                  - semi-annually and at the latest before the expiration of a 75 days period following the end of each six-month period, the consolidated semi-annual accounts audited by the Auditors,

         b)       Additional information

                  (i)      to be supplied to Agent:

                           - on written request by the Banks, any further information that could be reasonably required on the state of the entirety of the assets of Borrower and the subsidiary companies and the development of their financial situation,

                                   -Page 19-

                           - as soon as they have been drafted, the minutes of its ordinary and extraordinary general meetings and of those of the subsidiary companies.

                  (ii) to communicate to Agent any information relating to facts capable of seriously affecting the size or the value of the entirety of the assets, activity or the financial situation of Borrower or its subsidiary companies, in particular any legal procedure likely to lead to a judgment delivered against it for an amount exceeding 1,000,000 euros, or its exchange-value in any other currency or that of a subsidiary corporation and likely to call into question its capacity to meet its commitments under this Agreement ,

         c) Changes to accounting rules: in the event of a change to the principles or accounting rules according to which the consolidated accounts of Borrower are prepared, to provide to Agent all the components necessary to calculate Ratios G, L and C,

         d) Transformations: to notify the Banks immediately, by providing to Agent all the supporting documents necessary, of all transformations or projects of transformation affecting its form, its nature or its capacity or those of its subsidiary companies (in particular delisting, merger, transformation into corporation of another type, transfer of main office, institution of a procedure of rectification or bankruptcy, amicable liquidation, dissolution, etc...),

         e) Notification of a Case of acceleration of maturity and other events (i) to notify without delay Agent of the occurrence of any event constituting, or obviously likely to constitute, a case of acceleration of maturity and to report the facts relating to this event and (ii) to immediately notify Agent of the enforcement by any creditor, against it or the subsidiary companies, of any clause of acceleration of maturity, with or without notice, stipulated in any agreement relating to a Financial Debt that they have or were to have contracted,

         f) Agreements and authorizations: to apply for all authorizations of the proper authorities that would become necessary after the execution of this Agreement for the performance by it of its obligations under this Agreement ,

         g) Insurance policies: to subscribe and maintain in force and insure that the subsidiary companies subscribe and maintain in force insurance policies for amounts and coverage of risks of damage and liability - including, if necessary, environmental risks - appropriate to the nature of their activities,

         h) Acquisition documents: to respect its obligations contained in the documents of acquisition of the assets obtained by means of the Loan and to do what is necessary to insure that its rights under these same documents are respected,

         i) Rates coverage: to enter no later than 6 months after the Execution Date hereof into a contract for coverage of the interest rate risk to a level of 50% of the amount of the Loan,

         j) Taxation: to pay on the due date and to insure that the subsidiary companies pay on the due date any sum which they may owe by virtue of all taxes or levies whatever,

         k) Syndication: as of now to employ its best efforts to permit syndication of the Loan and to insure that Agent can, in fine, limit its commitment under the Loan to a maximum level of 40%.

         l) Public offer of purchase Borrower commits itself to supply no later than the expiration of a one month period as from the date of the first drawdown a document

                                   -Page 20-
                  permitting an initial verification of the acquisition by Jivago Acquisition Corp of at least 51% of the capital of Synavant Inc, state of incorporation Delaware, IRS Employer Identification No. 22-2940965, address 3445 Peachtree Road, Suite 1400, Atlanta, Georgia 30326, USA.

                  Borrower then undertakes to justify to Agent the signature by Jivago of a " merger agreement " omitting the use of the balance of the Loan and at the end of this " merger ", to give to Agent a document attesting the acquisition of the balance of Synavant shares.

12.2     COMMITMENT TO REFRAIN FROM TAKING ACTIONS

         As long as it shall be capable of being subject to any obligation under the terms of this Agreement, Borrower undertakes towards the Banks as follows:

         a) Securities: except by prior agreement with the Majority of the Banks (the aim of which shall be only to preserve the debt due to the Banks by virtue of the Loan), not to constitute, support or permit any security on all or part of any of its tangible or intangible assets and to insure that its subsidiary companies constitute, support or permit any security on all or part of any of their tangible or intangible assets;

         b) Assignments: except by prior agreement of the Majority of the Banks (the aim of which shall be only to preserve the debt due to the Banks by virtue of the Loan), not to authorize and to insure that the subsidiary companies do not authorize any transfer, assignment or another similar transaction concerning the securities or rights of ownership in any subsidiary corporation of the Cegedim Group for a cumulated annual amount exceeding 5,000,000 euros or its exchange-value in any other currency;

         c) Debts payable : except by prior agreement of the Majority of the Banks (the aim of which shall be only to preserve the debt due to the Banks by virtue of the Loan), not to contract at the consolidated level and to insure that the subsidiary companies do not contract any Financial Debt;

         d) Debts due: not to carry out any assignment of debts due, except where this occurs in the normal course of business, except by prior agreement of the Majority of the Banks (the aim of which shall be only to preserve the debt due to the Banks by virtue of the Loan);

         e) Early repayment: to carry out no repayment before the due date as principal and interest under loans or any debts

         f) Accounting periods : not to modify the closing date of its accounting periods;

         g) Acquisition documents: not to grant any modification to the documents given to Agent in accordance with article 3.1 (v);

12.3     FINANCIAL RATIOS

         As long as it shall be capable of being a debtor of any obligation under the terms of this Agreement , Borrower undertakes towards the Banks, subject to the provisions of article 4.3.1:

         a)       Ratio C: that Ratio C shall remain above 2.50 (two point five zero),

         b)       Ratio G: that Ratio G shall remain below 0.50 (zero point five zero) on December 31 2002, 0.90 (zero point nine zero on December 31 2003 then 0.80 (zero point eight zero) for the following accounting periods,

                                   -Page 21-

         c)       Ratio L: that Ratio L shall remain below 1.50 (one point five zero) on December 31 2002, 2.50 (two point five zero) on December 31 2003 then 2 (two) for the following accounting periods.

ARTICLE 13 - ACCELERATION OF MATURITY

In the event of any one of the events provided for below, each one of them constituting a Case of acceleration of maturity:

a) Non-payment : In the event of non-payment attitude deadline by Borrower of any sum capable of being demanded under this Agreement or;

b)       Non compliance with a Ratio: in the event that:

         -        Ratio C is below or equal to 2.50 (two point five zero) or

         - Ratio G equals or exceeds 0.90 (zero point nine zero) on December 31 2003 or 0.80 (zero point eight zero) for one of the following accounting periods or

         - Ratio L equals or exceeds 2.50 (two point five zero) on December 31 2003 or 2 (two) for one of the following accounting periods;

c) Nonperformance of a commitment: in the event that for any reason whatever Borrower fails to perform even one of the obligations resulting from this Agreement (other than the repayment obligations aimed at in the preceding subparagraph) unless it is possible to remedy the failure, it shall be remedied following the expiration of a ten
         (10) day period following the written notice made to Borrower by Agent, asking that it be remedied or;

d) Inaccuracy of a declaration : In the event of inaccuracy, not originating from a simple material error, of any of the statements made under article 10, on the Execution Date, or any of the statements made in any other document (including the drawdown slip) or certificate provided under this Agreement , at the date on which the aforementioned statements are made, unless the disadvantages that could result from a situation of conformity with the declarations have ceased to exist or;

e) Fusion, division, partial contribution of assets: In the event of realization, by Borrower of any operation of fusion, division, partial contribution of assets except with the prior consent of the Majority of the Banks in the project of fusion, division, partial contribution of assets or;

f)       Cross default :

         (i) If Borrower or any of the subsidiary companies were to not pay on the due date (or on expiration of any grace period that may apply) any sum of an amount equal to or exceeding 500,000 euros, or its exchange-value in any other currency due under any Financial Debt unless the current liability of the sum due was disputed in good faith by Borrower or the Subsidiary corporation concerned and a court of competent jurisdiction was immediately seized of this dispute or;

         (ii) In the event of acceleration of maturity of a Financial Debt of Borrower or any of the subsidiary companies, of an amount equal to or exceeding 500,000 euros, or its exchange-value in any other currency as in the event of nonperformance (or on expiration of any grace period that may apply) by Borrower or any of the subsidiary companies of any of the obligations incumbent on it under any agreement relating to a Financial Debt, of an amount equal to or exceeding 500,000 euros, unless Borrower or the Subsidiary corporation concerned disputed the acceleration of maturity in good faith (or the alleged

                                   -Page 22-
                  nonperformance) and a court of competent jurisdiction was immediately seized of this dispute or;

         (iii) If Borrower or any of the subsidiary companies were to not pay on his date current liability (or the expiry of the period of possibly applicable grace) any sum, of an amount equal or higher than 500,000 euros or his exchange-value in any other currency, due under any debt other than a Financial Debt unless the current liability of the sum due was disputed in good faith by Borrower or the Subsidiary corporation concerned and that a court of competent jurisdiction was immediately seized by this dispute or;

         (iv) In the event of acceleration of maturity of a debt other than a Financial Debt of Borrower or any of the subsidiary companies, of an amount equal to or exceeding 500,000 euros, or its exchange-value in any other currency as in the event of nonperformance (or on expiration of any grace period that may apply) by Borrower or any of the subsidiary companies of any of the obligations incumbent on it under any agreement relating to a debt other than a Financial Debt, of an amount equal to or exceeding 500,000 euros or its exchange value in any other currency, unless Borrower or the Subsidiary corporation concerned disputed the acceleration of maturity in good faith (or the alleged nonperformance) and a court of competent jurisdiction was immediately seized of this dispute or;

g) L.313-12 of the Monetary and Financial Code In the event of seriously reprehensible behavior of Borrower such that its case or its situation were to prove irremediably compromised within the meaning of article L 313-12 of the Monetary and Financial Code or;

h) Event affecting the activity, the entirety of the assets or the economic and financial situation of Borrower If there were to occur an event likely to have a seriously unfavorable effect on the activity, the entirety of the assets or the economic and financial situation of Borrower or on the activity, the entirety of the assets or the economic and financial situation of its subsidiary companies, unless Borrower provides to the Banks, within fifteen (15) day following the occurrence of this event, any insurance, acceptable to the Majority of the Banks, regarding its capacity to repay the Loan and on its capacity to more generally comply with the commitments undertaken towards the Banks under the terms of this Agreement or;

i)       Refusal of certifications of the accounts or reserves by the auditors :
         If the auditors of Borrower were to refuse to certify its individual and the consolidated accounts or were to certify them with reserves (except for technical reserves) or;

j) Loss of half of capital : In the case where, without prejudice to any other provision of this Agreement, the stockholders' equity of Borrower were to become less than half of its authorized capital or;

k) Collective procedures, dissolution etc... : to the full extent permitted by law, if Borrower or any of the subsidiary companies were to be the subject of a procedure of rectification or bankruptcy (or any collective procedure having similar effects abroad), of a plan of total transfer of the corporation within the framework of a collective procedure, appointment of an ad hoc agent, of an amicable settlement within the framework of the provisions of articles L 611-3 and following of the Commercial code (or any similar procedure abroad), of the implementation of a warning procedure, of an amicable liquidation, of a dissolution, or else the object of a comparable procedure according to the relevant governing law or ceased for any reason whatever its activities (in particular by transferring its business capital ) or, for Borrower, its main office were to transfer out of France or;

l) Shareholding: If the distribution of the authorized capital of Borrower existing at the execution date, in consideration of which the Banks agreed to authorize the Loan that is the object of this

                                   -Page 23-

         Agreement, were to be modified in such a way that Mr Labrune were to not hold directly any more and/or indirectly at least 50% of the capital and at least 51% of the voting rights in the general meetings of Borrower or;

m)       Capital: In the event of amortization or reduction of the capital;

n) Non-constitution of securities, disappearance or diminution of the value of the assets given in guarantee : In the event of non-constitution by Borrower of the securities noted hereafter in article 22 within the times agreed upon, and in the event of disappearance or of reduction in the value of all or part of the assets given in guarantee in favor of the Banks under this Agreement just as if any of these assets were to be the subject of a contribution, a transfer, a seizure or constitution of any right in rem;

o) LOANS, advances, subordinate debts : In the event of repayment by Borrower of loans or advances to its shareholders or of repayment of debts which are the object of a subordination agreement between their creditors and the Banks in relation to the Loan if the cumulated amount of these repayments suddenly comes to exceed 3% of its authorized capital before the term of this Agreement;

The following provisions shall apply:

(i)      No further drawdown can be carried out by Borrower and,

(ii) By decision of the Majority of the Banks notified by Agent with Borrower, by registered letter with acknowledgement of delivery, the whole of the sums due to the Banks by the latter under the terms of this Agreement, as principal, interest, commissions or fees, expenses and accessories, shall automatically become immediately due without the Banks having to fulfill any other formality or to have the acceleration of the loan term ordered by a court. Any later payments or regularizations shall not hinder this acceleration of maturity.

         Further, in the event of acceleration of maturity of the sums indicated above, Borrower shall be required to compensate Agent and the Banks (i) for all the costs, expenses (including lawyer expenses) and charges which they have had to meet and (ii) of all the losses that the Banks have incurred while liquidating or redeploying the deposits acquired to finance all or part of these sums, on presentation, by Agent, of a certificate drafted by each Bank stating the amount of the compensation necessary and the calculation of which shall bind the parties except in the case of manifest error.

ARTICLE 14 - DELAY INTEREST

         Any sum not paid on its normal or accelerated due date by Borrower shall carry interest automatically, to run from the expiration date until its full repayment, at the EONIA (or TEMPLE) rate - or any other rate which were to replace the same - taken on a daily basis and increased by the margin and 300 base points (3%) the year, it being specified that the EONIA rates applicable to the days which are not Working Days (within the meaning of the Target calendar) shall be the EONIA rate published for the preceding Working Day.

         The same applies to any expenses and disbursements which may have been advanced by the Banks at the time of this Agreement for any reason whatever. This provision cannot harm the current liability without notice and, consequently, be worth agreement of time of payment. This provision does not apply to the maturity without prior notice and, consequently, requires agreement on time of payment.

         The interest shall be capitalized, if due for one entire year, in accordance with article 1154 of the Civil code.

                                   -Page 24-

ARTICLE 15 - AGENT

15.1 Each Bank gives by means of this Agreement authority to Agent, who hereby accepts the same, to take on its behalf and in its place any measure and to exercise all the powers which are expressly delegated to it under this Agreement, as well as those which reasonably flow herefrom. Except in the cases expressly provided for in this Agreement, Agent shall not be required to take any action of its own responsibility, but shall act or abstain from acting validly while conforming to the received instructions of the Majority of the Banks, it being understood that Agent shall not have the power to set in motion any procedure against Borrower for the account of a Bank without the Bank's instruction for this purpose.

15.2 Agent and its executive managers, agents and co-workers shall not incur any liability for their action or inaction within the framework of the above authority except in the case of serious fault or fraud.

15.3     Without this list being restrictive, it is expressly stipulated that
         Agent:

         - shall be permitted to resort, whenever it considers useful, to the services of lawyers, auditors and other experts of its choice and to trust in all good faith in their opinions and counsels,

         - shall be permitted to act or abstain from acting while trusting the declarations of Borrower and the contents of any opinion, certificate or another document or act which it shall be permitted legitimately to believe authentic and emanating from a qualified person,

         - shall have no obligation to carry out investigations or checks on the compliance with and performance of the obligations and commitments of Borrower or on its financial situation or its financial or legal obligation to warn the Banks of any facts and conditions within the framework of this Agreement, this being limited to the transmission of information which it receives in the course of the performance of its authority,

         - shall not be responsible for the correct performance, legality, validity, the external effectiveness or the contents of this Agreement or any other document given under the terms of this Agreement .

15.4 The role of Agent includes in particular the transfer to Borrower of the sums received from the Banks, and to the Banks concerned of the sums received from Borrower for their account.

         However, if Agent were to not have actually received these sums from the Banks, or as the case may be, from Borrower, Borrower or, as the case may be, the Banks, is/are committed carry out repayment thereof, increased by interest receivable on these sums at the interest rate defined in article 4.3 of this Agreement, increased by the Margin, to Agent on the first request for its share. If any of the Banks were to not satisfy its obligations, Agent were to be at all held by it responsible with respect to Borrower. If any of the Banks were to not meet its obligations, Agent may not be held in any way liable with respect to Borrower.

15.5 Agent shall warn the Banks at once of any notice received from Borrower and shall distribute promptly and in good value between all the Banks concerned any sum remitted to it by Borrower for the account of the Banks.

15.6 Borrower undertakes to compensate Agent on presentation of detailed documents of proof for all costs, damage, disbursements, expenses, penalties, losses and expenditure and for the

                                   -Page 25-
         consequences of any claim and any judgment supported by Agent due to a failure on the part of Borrower by virtue of this Agreement. If Borrower fails to repay Agent, the Banks would replace it in proportion to their commitment related to the Total Commitment. The Banks shall be subrogated to the rights of Agent towards Borrower to the level of their participation in this repayment. The repayment of expenses by the Banks to Agent shall not release Borrower from its obligations.

15.7 Agent shall have, in its capacity as participating Bank, the same rights and obligations by virtue of this Agreement as any other bank and shall be permitted to exercise these as if it were not Agent and, in particular, it shall be permitted to accept deposits from Borrower, to lend money to it or to grant it borrowing facilities and to generally undertake business with it without giving an account thereof to the Banks or for this reason incurring particular liability with respect to the said Banks.

15.8 Agent shall be permitted to resign from its functions at any time subject to a three (3) months' notice period, notice being given to Borrower and to the Banks.

         The Majority of the Banks shall then appoint, subject to the agreement of Borrower, who may not refuse to give its assent without valid reasons, another credit institution, which shall have to accept, in writing, that it succeeds the outgoing Agent.

         In the case where, on expiration of the period of three (3) months' notice noted above, the Majority of the Banks could not have appointed a new Agent or the new Agent has not accepted its functions, the outgoing Agent shall have the right itself to appoint a new Agent which must then agree in writing that it succeeds it and which must be a French credit institution of first tier having the capacity to fulfill the functions of the outgoing Agent and having a branch in Paris.

15.9     Each Bank declares and affirms to the other Banks and Agent that:

         (i) Its decision to conclude this Agreement and to take part in the Loan, which is the object of this Agreement, was made in all independence based on its own judgment as regards the loan and that making this decision was not based at all on the declarations of Agent or on any other bank as regards the loan or the economic and financial situation of Borrower.

         (ii) It undertook by itself its own investigations on the entirety of the assets, solvency and the economic and financial situation of Borrower and it is based on these investigations and information and documents that it has obtained and considered to be appropriate and sufficient, that it assessed the conditions under which Borrower shall be permitted to fulfil its obligations under this Agreement and, more generally, the situation of Borrower; it alone shall be responsible in the future to continue to evaluate by itself the situation of Borrower and the credit risk which it incurs and shall count neither on another Bank nor on Agent to provide it with any assessment, information or comment whatever on these various components.

15.10 Subject to the provisions hereafter, the provisions of this Agreement may be amended or modified with the agreement of Borrower and the Majority of the Banks. Such a modification thus accepted shall bind all the parties to this Agreement and can be practically implemented by Agent which shall then sign the documents necessary in this respect on behalf of the Banks.

         However, the following provisions can only be modified with the assent of Borrower and that unanimous consent of all the Banks:

         (i)      Increase in the amount of the Loan;

                                   -Page 26-

         (ii)     Reduction in the Margin;

         (iii) Extension of the duration of the Loan or the carrying forward of the date of maturity of any amount other than the principal, interest, commissions or fees, expenses and accessories due from Borrower under this Agreement;

         (iv) Reduction in the amount of any payment as principal, interest or of the commissions or fees under the terms of this Agreement payable to a party hereto;

         (v) Partial or total release of any valuable or personal security that may have been provided under this Agreement;

         (vi) Definition of the term " Majority of the Banks ", articles 9 (Compensation), 10 (Equalization of the payments), 16 (Absence of joint and several liability) of this Agreement or this article 15.10.

         In addition, any modification of the rights and obligations of Agent under this Agreement shall require in any event prior, express agreement by Agent.

ARTICLE 16 - ABSENCE OF JOINT AND SEVERAL LIABILITY

The obligations of the Banks are distinct; there is no joint and several liability between them.

In consequence and notwithstanding any other provision of this Agreement, no Bank shall be responsible for the obligations incumbent on another Bank.

If any one of the Banks were to find it impossible to honor its commitments, this defect would never release the other Banks from their own obligations.

ARTICLE 17 - ASSIGNMENT - SECURITIZATION

17.1 Borrower shall never be entitled to assign or transfer its rights and obligations arising under this Agreement without prior written agreement of the Banks.

17.2 Each Bank shall have the power to assign or transfer all or part of its rights and obligations arising under this Agreement to any of its parent companies or subsidiary companies or to any credit institution of good reputation which shall accept the transmission of the same after, subject to the provisions which follow, (i) prior written agreement of Borrower, the latter not being able to refuse to give its assent without valid reason, and (ii) payment by assigner, to Agent, of its expenses relating to the aforementioned transfer, of a lump sum of 2000 euros net of tax per transfer, its being understood (i) that the assigned or transferred amount cannot be less than 2,000,000 euros and
         (ii) that the participation in this Agreement of the recipient of the aforementioned transfer or of the aforesaid transfer must be properly transacted at a branch located in Metropolitan France.

17.3 The Banks shall be permitted in addition freely to manage or dispose of their claims arising from this Agreement in particular within the framework of the provisions of articles L 214-43 and following of the Monetary and Financial Code.

17.4 Borrower authorizes the Banks to communicate to any possible or potential assignee or counterpart all or part of their rights and/or obligations arising under this Agreement any information relating to this Agreement or provided by Borrower pursuant to performance of the

                                   -Page 27-
         same, provided that the possible or potential assignee is itself subjected to bank secrecy or enters into a confidentiality agreement.

ARTICLE 18 - NOTICES

18.1 Agent must as soon as possible pass to each Bank any notice or other document which it has received from Borrower.

18.2 Any notice capable of being given or required to be given under this Agreement shall be written and shall be deemed to have been made at the date of its dispatch by the post office by registered mail with request for acknowledgement of receipt or, if necessary, the dispatch date of the telex, fax, or telegram used for the requirements of this notice.

         Any notice by fax or telex must be confirmed, as soon as possible, by mail

         Any notice or communication must be sent to the addresses of the parties stated in article 25 of this Agreement . At any time each party shall be permitted to notify in writing to Agent, which shall inform Borrower and the Banks thereof, a new address to which from now on it wishes notices or communications provided for under this Agreement should be sent.

18.3 Borrower declares that the drawdown slips signed and transmitted by fax, as well as those sent by numbered telex, shall be treated in the same way as documents bearing an original signature, Borrower discharging Agent and the Banks from any responsibility that could result from the consequences flowing from erroneous, abusive or fraudulent use of these transmission methods.

ARTICLE 19 - ABSENCE OF RENUNCIATION

No delay, nor any omission on the part of Agent or a Bank in the exercise of any of their rights under this Agreement, shall prejudice the said right nor shall they be regarded as implying of themselves a renunciation of this right. The rights and resorts stipulated in this Agreement are cumulative and nonexclusive of any right or resort that Agent or a Bank might have in addition.

ARTICLE 20 - TOTAL EFFECTIVE RATE

So as to satisfy the provisions of articles L 313-1 and following of the Code of Consumption it is specified that only the use of the Loan may be used to determine the total effective rate. An indicative example of calculation of the total effective rate of the Loan appears in separate correspondence sent to Borrower at the Execution Date .

ARTICLE 21 - TAXES AND EXPENSES

All rights, taxes, present and future levies, of any nature whatever, and generally, all expenses related to this Agreement (of which the preliminary expenses of any security that may have been conferred on the Banks by Borrower) or which would be the continuation or the consequence thereof shall be the responsibility of Borrower and consequently discharged by him or repaid by him to Agent in the event of lending by the Banks and definitively supported by Borrower.

                                   -Page 28-

ARTICLE 22 - SECURITY

22.1 For security of the payment and repayment of any sum due from Borrower by virtue of the Loan in terms of principal as well as any interest, commissions or fees, expenses and accessories, Borrower undertakes:

    a) To assign by way of pledge and hypothecation in favor of the Banks, within 30 days from the date of the final realization of the purchase of the shares of any French corporation financed by means of the Loan and according to the terms and stipulations of the model annexed in Appendix 3, one or more accounts in the nature of a financial instrument opened in its name in the books of the provider of the account for the said shares.

    b) Within 90 days from the date of the final realization of purchase, to pledge in favor of the Banks the shares of the Jivago Acquisition Corp., state of incorporation Delaware, IRS Employer Identification No 3645374, address Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA, according to the law of Delaware.

22.2 Borrower further commits itself to (i) assign by way of guarantee, in accordance with the provisions of articles L 313-23 and following of the Monetary and Financial Code, within 30 days from the Execution Date and under the terms and conditions of the model annexed in Appendix 4 to this Agreement, the debts due which it shall be permitted to hold by virtue of any guarantee of assets and/or liabilities capable of being issued in its favor at the time of purchase of assets carried out by means of the Loan or (ii) to delegate to the Banks its receivable(s) by virtue of any guarantee of assets and/or liabilities capable of being issued in its favor at the time of purchase of assets realized by means of the Loan, under the terms and conditions of the model annexed in Appendix 4 (a)

ARTICLE 23 - SEVERABILITY

If any of the provisions of this Agreement were to become or were to be declared null, prohibited or without effect, this would not affect the validity of the remaining provisions of this Agreement.

ARTICLE 24 - PROPER LAW -FORUM FOR LITIGATION

This Agreement is subject for its validity, its interpretation and its performance to the law of France, with the exclusive choice of forum for litigation of the parties being that of the Commercial Court of Paris.

ARTICLE 25 - CHOICE OF RESIDENCE

To the extent necessary, each of the parties to this Agreement makes the following choice of residence:

- Borrower at its main office the address of which is stated on the first page hereof

- For Credit Lyonnais, at its regional headquarters, [Direction Regionale] Entreprises Ile de France Sud Ouest,

Done in Paris, April 18 2003.

In three copies.

                                   -Page 29-

BORROWER                      AGENT                              CREDIT LYONNAIS

                                   -Page 30-

                                   APPENDIX 1

                               MODEL DRAWDOWN SLIP

A  :  Credit Lyonnais

      For the attention of (name of the person / the Service)

Date :

Object :  Loan Agreement for 50,000,000 Euros on [?]

This drawdown slip is addressed to you in accordance with the provisions of article 3.3 of this Agreement referred to above.

We hereby notify you that we wish to carry out a drawdown in accordance with the provisions of article 3.3 of this Agreement referred to above and having the following characteristics:

-        Amount of drawdown :     [-](1)

-        Date of drawdown :       [-](2)

-        Duration of drawdown:    [-](3)

Please credit the amount wealth this drawdown to account n(degree) [?] opened in our name in your books.

We now repeat hereby the declarations contained in article 11 of this Agreement referred to above and confirmed to you that no case of exhilarating maturity has occurred or, to our knowledge, is clearly likely to occur.

                                                                             [-]

                           (Signature of a competent representative of Borrower)

------------------

(1) the drawdown must be for an amount at least equal to 1,000.000 Euros or its exchange value in euros and beyond this figure must be an entire multiple of 500.000 euros.

(2) The date of drawdown must be three (3) working days later than the date of the receipt by the Agent of the drawdown slip.

(3)      The duration of the drawdown must be either one (1), three (3) or six
         (6)months.

                                    -Page 31-

                                   APPENDIX 2

                              DEFINITION OF RATIOS

RATIO C:

For the purposes of this Appendix 2 to this Agreement , the term " Ratio C " means the result of the following ratio:

                               Consolidated EBITDA
                          Service of Consolidated Debt

Calculated based on consolidated accounts of Borrower.

For the purpose of determination of Ratio C:

- The terms " EBITDA " defined based on be consolidated accounts of Borrower, indicate: the net income (i) before any corporation tax (ii) before deduction of the Consolidated Financial Expenses (iii) before any exceptional or extraordinary component which does not form part of the framework of the current commercial operation of the corporation and any charge or product of deferred taxes (iv) after deduction (or addition as the case may be) of the profits (or loss) from any entity or the Group attributable to a third-party shareholder from the said entity and a quota from the profits of the companies valued equivalently (v) after addition (or deduction as the case may be) of the plus values (or minus values) of asset assignments (VI) before deduction of purchase fees and clear overvalue.

         The expression " Servicing Consolidated Debt " refers to the consolidated accounts of Borrower and mean specifically the sum (i) of the " interest and comparable charges " under the heading " financial expenses " (including those of the tenancy loans withdrawn) appearing in the consolidated income statement of the CEGEDIM Group and (b) the sum of the total amount of repayments as principal carried out by virtue of the financial debts in the medium and long term (including the withdrawn tenancy loans)) of the CEGEDIM Group.

RATIO G:

For the purposes of Appendix 2 to this Agreement , the term " Ratio G " means the result of the following ratio:

                            Consolidated Net Financial Debt
                            Consolidated Own Capital Stocks

Calculated based on consolidated accounts of Borrower.

For the purpose of determination of Ratio G:

- The expression " consolidated net financial debt ", means the sum, calculated based on the consolidated accounts of Borrower, of the loans and comparable debts (including the share in capital of leasing and hire purchase commitments withdrawn in the accounts within the meaning of the IAS 17international standards ), within the meaning of the chart of accounts (including contingent liabilities but other than the guarantees and charges granted within the framework of

                                    -Page 32-
         the current operations of the Cegedim Group), increased as appropriate for the perimeter of consolidation:

         (i) credit situation of the loan bank accounts (in the books of Borrower and its subsidiary companies),

         (ii)     items carried as debt discount and unexpired and

         (iii) possible factoring, decreased (A) by the debtor position of the bank accounts (in the books of Borrower and its subsidiary companies) and (b) of the cash holdings and marketable securities.

- The expression " Consolidated Own Capital stocks " denotes, on a consolidated basis at the level of the Cegedim Group, the sum of all capital, premiums and reserves, revaluation differentials, the consolidated result carried forward again, subsidised investments, regulated provisions, decreased minority interests under self-checking.

- The expression " Perimeter of Consolidation " denotes the group of companies constituted by Borrower and its subsidiary companies

RATIO L:

For the purposes of Appendix 2 to this Agreement , the term " Ratio L " means the result of the ratio:

                                Consolidated Net Financial Debt
                                    Consolidated EBITDA

                                    -Page 33-

                                   APPENDIX 3

                             MODEL HYPOTHECATION OF
                        ACCOUNT OF FINANCIAL INSTRUMENTS

         AGREEMENT FOR HYPOTHECATION OF ACCOUNT OF FINANCIAL INSTRUMENTS (FINANCIAL INSTRUMENTS REGISTERED IN ACCOUNT, NOT NEGOTIATED ON A REGULATED
                                    MARKET)

BETWEEN THE UNDERSIGNED

1(degree))        CEGEDIM, limited corporation with the capital of [-] (Euro), of which the main office is in [-], Siren [-] - RCS [-], represented by [-] duly authorised for this purpose under the terms of a delegation on [-],

                  Hereafter called the << CONSTITUANT>>,

                                                              of the first part,

2(degree))        CREDIT LYONNAIS, limited corporation with the capital of 1 808
                  394 053 (Euro), whose main office is in Lyon (69000), 18 rue de la Republique and the central office in Paris (75002), 19 boulevard des Italiens, SIREN 954 509 741 - RCS Lyon, represente par [-], as well as any credit institution to which Credit Lyonnais may assign part of the Loan

                  Hereafter called together but without joint and several liability between them << BANKS >>,", individually the << bank >>,

                                                             of the second part,

3(degree))        CREDIT LYONNAIS, limited corporation with the capital of 1 808
                  394 053 (Euro), whose main office is in (69000), 18 ruE DE la
                  Republique and central offices inParis (75002), 19 boulevard des Italiens, SIREN 954 509 741 - RCS Lyon, represented by
                  [-],

                  Hereafter called "Agent ".

                                                              of the third part.

Definitions: the terms shown in capital letters shall have the meaning which was given to them in the Trust deed, in the absence of any provisions to the contrary.

IT HAS BEEN AGREED AS FOLLOWS:

                                    -Page 34-

ARTICLE 1 - PLEDGE

         As security for the payment and repayment of all sums which constituent can or shall be permitted to owe to the Banks:

         (i) as principal, interest, commissions or fees, expenses and accessories, under a Loan authorized by the Banks to Constituent by informal agreement concluded in [?] on [?], of a maximum amount as principal of 50,000,000 EUR (fifty million euros), with a term of 5 years and 6 months, producing interest for each drawdown, at the Euribor rate for the term of the said drawdown, increased by 75 base points (0.75%) per year, the Margin being adjustable according to the development of the Financial Ratios, it being in particular intended to finance the acquisition of shares of the corporation[-], and (ii) also all the expenses, expenditure and costs reasonably incurred by the Banks or Agent for protection and implementation of their rights with regard to Constituent

         (Hereafter " Guaranteed Debt")

         Constituent assigns by way of pledge and hypothecation in favor of the Banks, and the latter except the same, the account of financial instruments hereafter indicated (hereafter the " Guaranteed Account") opened in the name of Constituent and hosted at:

         The corporation [-] (hereafter " Account Host")

         and in which are registered the following financial instruments:

         [-] shares with a par value of [-] ([-]) euros issued by the [-], ] limited corporation with capital of [-] euros, of which the main office is located in [-], SIREN [-], RCS [-],

         In accordance with the provisions of the article L 431-4 of the Monetary and Financial Code:

- Constituent gives this day to Agent, acting in the name and on behalf of the Banks, a declaration of pledge signed by its competent representative, in conformity with the model appended in Appendix,

- Agent, acting in the name and on behalf of the Banks, shall request from Account Host a certificate of hypothecation of account of financial instruments comprising the inventory of the financial instruments and sums in any currency, registered in the Account pledged at the date of delivery of this certificate.

ARTICLE 2 - REGISTRATION OF HYPOTHECATION

         In accordance with the provisions of article L 431-4 of the Monetary and Financial Code, the pledged Account shall take the form of a separate account opened in the name of Constituent and kept by Account Host.

         To this end, Constituent appoints Agent irrevocably, acting in the name and on behalf of the Banks, in order to carry out at Account Host all formalities related to the constitution of this hypothecation.

                                    -Page 35-

ARTICLE 3 - DIVIDENDS, INTEREST AND OTHER PRODUCTS

         The pledge relates to the whole, current and future value, of the financial instruments appearing in the pledged Account including any and all interest, dividends and products.

         Any and all the cash yields and products to come from the financial instruments which appear and shall appear in the Pledged Account as well as all the rights in cash resulting from any operations affecting these financial instruments such as the sums paid in amortization or repayment of their capital (including any discount), are included within the ambit of the pledge.

         All the sums aimed at in the preceding subparagraph and which were to be credited to the Pledged Account must be immediately paid by Account Host to Agent, acting in the name and on behalf of the Banks and either shall be charged to the credit of the Banks under the guaranteed debt, or preserved by way of cash pledge by the Banks, the sums thus affected being charged, at the proper time, to the credit of the Banks under the guaranteed debt.

         However, subject to compliance by Borrower with the provisions of the agreement which has as its object the Guaranteed debt, the Banks authorize Constituent to directly pay the dividends to which the financial instruments appearing in the Pledged Account confer entitlement as well as the interest which they would produce. This authorization may be revoked by Agent, acting in the name and on behalf of the Banks, in particular in the event of occurrence of a Case of Accelerated Maturity (as these terms are defined in the agreement which has as its object the Guaranteed Debt) by simple notice sent to Constituent and Account Host.

         The Banks and Constituent shall inform in writing Account Host of the conditions under which Constituent shall be permitted to have the sums appearing in the Pledged Account in accordance with the provisions of the preceding paragraphs.

ARTICLE 4 - SUBSTITUTED OR ADDED FINANCIAL INSTRUMENTS

         The financial instruments appearing in the pledged Account, those which are substituted for them or added to them, in any manner whatever, are automatically included within the ambit of the pledge.

         The pledge relates to all possible rights in kind originating from the various operations affecting the financial instruments appearing in the Pledged Account as well as the rights attached to these securities (subscription or attribution rights), these rights as well as the resulting products being included automatically within the pledge.

         The securities originating from exchange, substitution, conversion, repayment, reorganisation of a division, fusion, assignment or partial contribution of assets shall be automatically included within the ambit of the pledge on the same basis and under the same conditions as the financial instruments registered in the Pledged Account at the date hereof.

         In the same way, if the financial instruments appearing in the Pledged Account give rise to any new securities by operation of an attribution or free distribution, subscription or preferential attribution (even on a purely reducible basis) in cash or of any other manner, these new securities shall be automatically included in the pledge on the same basis and the same conditions as the financial instruments registered in the Pledged Account at the date hereof.

         The Constituent undertakes to implement, if necessary, as soon as possible, all the formalities required for attribution of the securities and their transferred to the Pledged Account in favor of the Banks. For the implementation of these operations, Constituent gives to Agent of the Loan, along

                                    -Page 36-
         with a power for the latter to substitute, an irrevocable authority to perform any useful operation and formality, and in particular to have remitted all cash or securities originating from the conversion or the repayment of the financial instruments appearing in the Pledged Account or from all other operations affecting the said financial instruments.

ARTICLE 5 - ENFORCEMENT OF THE PLEDGE

In the absence of payment, whether at its normal or an accelerated date, of any sum due from Constituent by virtue of the Guaranteed Debt, the Banks shall have the right to enforce the pledge:

- for the sums in any currency appearing in the pledged Account, by transfer in full title,

- for the financial instruments appearing in the pledged Account, by sale or attribution, in accordance with the provisions of articles L 521.3 of the commercial code and 2078 of the Civil Code,

and to apply the sums thus transferred and the price or the estimated value of the financial instruments sold or allotted to reduction of the sums due to them by privilege and in preference to all others.

Constituent shall meet all the expenses resulting from enforcement of the pledge; these expenses shall be charged to the amount enforced.

ARTICLE 6 - DECLARATIONS AND GUARANTEES

         Constituent declares and guarantees to the Banks that:

                  a) It is a correctly constituted corporation, enjoying legal personality and having full legal capacity to conclude this pledge agreement and to perform and comply with the terms and conditions;

                  b) The execution and the performance of this Pledge Agreement were properly authorized by its corporate bodies and do not require any other authorization which was not obtained;

                  c) The execution of this Pledge agreement and the performance of its obligations resulting therefrom contravene neither its statutes neither any undertaking to which it could be held, nor in any way infringed the laws or regulations to which it is subject.

                  d) It has title to the financial instruments appearing in the Pledged Account, and that the said account as well as the financial instruments which appear in it are free of any preference, hypothecation or any right in rem;

                  e) In consequence of the deliberation of the board of directors of the corporation [?], on [?] having duly authorized the hypothecation of the shares registered in the Pledged Account and approved any possible assignee of the said shares in the event of enforcement of the pledge in accordance with the article [? ] of its statutes, there exists no clause within the statutes, no shareholder protocol nor any clause of pre-emption of any nature whatever having for effect the prevention of enforcement of the pledge.

                                    -Page 37-

ARTICLE 7 - VARIOUS

                  a) Constituent shall refrain from performing any operation involving transfer of property, assignment in pledge or constitution of any right on the Pledged Account or any of the financial instruments or the rights which are attached thereto and which appear in it except for the transfer of forming fractional securities.

                  b) This hypothecation does not prejudice in any way the rights and shares of the Banks and does not and shall not affect the nature of any commitments and guarantees, real or personal, which could or could be contracted or provided, either by Constituent , or by any third party, and to which this hypothecation is and shall be added.

                  c) It shall remain in being until the extinction of the causes of this Agreement and the Banks shall not undergo any accommodation with third parties in relation to this hypothecation.

                  d) The rights of hypothecation conferred by this Agreement on the Banks shall compete between each other, in proportion to the level of their claim under the Guaranteed Debt.

                  e) Any expenses and imposition to which this pledge and enforcement could give rise shall be met by Constituent .

                  f)       Each Bank agrees to reserve, in accordance with
                           article 1278 of the Civil Code, in favor of any bank assigned its rights and obligations, something which is expressly accepted by Constituent, the benefit of this hypothecation for guarantee of the Guaranteed Debt, with due competition and in proportion to the level of the claim assigned under the Guaranteed DEBT.

ARTICLE 8 - FORUM FOR LITIGATION - CHOICE OF RESIDENCE

         This Agreement is subject for its validity, its interpretation and its performance to the law of France, with the exclusive choice of forum for litigation of the parties being that of the Commercial Court of Paris.

         To the extent necessary, each of the parties to this Agreement makes the following choice of residence:

- - Constituent at its main office the address of which is shown on the first page hereof

-        For CREDIT LYONNAIS, in its [-],

                                                            Done in  [-], on[-],
                                                          In [-] original copies

__________________                                          ____________________
Constituant                                                 Agent

__________________
Credit Lyonnais

                                    -Page 38-

                                   APPENDIX 1

            DECLARATION OF PLEDGE OF ACCOUNT OF FINANCIAL INSTRUMENTS
              (ARTICLE L 431-4 OF THE MONETARY AND FINANCIAL CODE)

                            CONSTITUANT OF THE PLEDGE

1(degree))        CEGEDIM, LIMITED CORPORATION WITH CAPITAL OF [-] (Euro), OF
WHICH THE MAIN OFFICE IS IN [-], SIREN [-] - RCS [-], REPRESENTED BY [-] DULY AUTHORISED FOR THIS PURPOSE UNDER THE TERMS OF A DELEGATION ON [-],

                                                               << Constituant >>

                       CREDITORS AND PLEDGE BENEFICIARIES

Credit Lyonnais, limited corporation with capital of 1 808 394 053 (Euro), whose main office is in Lyon (69000), 18 rue de la RepubliqUE and the central office in Paris (75002), 19 boulevard des Italiens, SIREN 954 509 741 - RCS Lyon, in its capacity as agent [-],

And any credit institution to which Credit Lyonnais may assign part of the loan

                                                                      << Banks>>

                                 GUARANTEED DEBT

(i) Loan Agreement for a maximum amount as principal of 50,000,000 EUR (fifty million euros), authorized on [? ] by the Banks as Constituent , with a term of 5 years and 6 months, producing interest for each drawdown, at the Euribor rate of the term of the said drawdown, increased by75 base points (0.75%) per year, this margin being adjustable according to the development of the Financial Ratios, each Bank taking part in the sum of:

In particular intended to finance the acquisition of shares of the corporation [? ],

And (ii) as well as all the expenses, expenditure and costs reasonably incurred by the Banks or Agent for protection and implementation of their rights with regard to Constituent .

                                               Hereafter " the Guaranteed Debt "

                                  ACCOUNT HOST

[-], ] LIMITED CORPORATION WITH CAPITAL OF [-](Euro), OF WHICH THE MAIN OFFICE IS LOCATED IN [-], SIREN [-], - RCS [-],

                                                               << account host>>

                                 PLEDGED ACCOUNT

Account n(degree) open in the books of Account Host and including at the date of this Agreement the financial instruments indicated hereafter: :[-] shares with a par value of [-] ([-]) euros issued by the [-], ] limited corporation with capital of [-] (Euro), OF which the main office is located in [-], SIREN [-] - RCS [-],

                                                           << pledged account >>

In [-], on [-]
Signature of Constituent

                                   -Page 39-

                      MODEL OF CERTIFICATE OF HYPOTHECATION
                       OF ACCOUNT OF FINANCIAL INSTRUMENTS
              (ARTICLE L 431-4 OF THE MONETARY AND FINANCIAL CODE)

After becoming acquainted with the DECLARATION OF PLEDGE OF ACCOUNT Of FINANCIAL INSTRUMENTS,

on: [-] 2003

SIGNED BY:                 CEGEDIM, LIMITED CORPORATION WITH CAPITAL OF [-]
                           (Euro), OF WHICH THE MAIN OFFICE IS IN [-], SIREN [-]
                           - RCS [-],SIREN [-] - RCS [-], represented by [-]
                           DULY AUTHORISED FOR THIS PURPOSE UNDER THE TERMS OF A
                           DELEGATION ON [-],

For the benefit of:        Credit Lyonnais, limited corporation with the capital
                           of 1 808 394 053 (euro), whose main office is in LYON
                           (Rhone), 18 rue de la Republique and the central office in Paris (75002), 19 boulevard des Italiens, SIREN 954 509 741 - RCS Lyon.

                                       [-]

                                       [-]

We the Undersigned, acting in the capacity of account host of the pledged
Account,

1) We attest the hypothecation of the account of financial instruments referred to in the above declaration of pledge.

2) We give inventory of the financial instruments a list of which is reproduced in the above declaration of pledge.

3) We take note of the prohibition made with respect to Constituent not to undertake transactions with the financial instruments registered in the pledged Account, and agree to perform the resulting monitoring,

4) We confirm that in the event of occurrence of a Case of accelerated maturity by virtue of the loan agreements, we undertake as from the date of notice which shall be made to us by Agent of the Loan to credit the Account of Financial Instruments with the entirety of the dividends distributed in respect of the Financial Instruments appearing in the Account of Financial Instruments

                                              Done in(4)
                                              On(5)

                                              Account Host(6)

------------------

(4)City

(5)Date

(6)Seal and signature

                                   -Page 40-

                                   APPENDIX 4

                MODEL INSTRUMENT OF ASSIGNMENT OF DEBT RECEIVABLE
                                 UNDER GUARANTEE

       Articles L 313-23 with L 313-34 of the Monetary and Financial Code

Between the undersigned

Credit Lyonnais, whose main office is in Lyon (Rhone), 18 rue de la Republique and the central office in Paris (2nd Arrondisement), 19 boulevard des Italiens, SIREN 954 509 741 - RCS Lyon, represented by

- [-]

- [-]

hereafter " Banks "

And

CEGEDIM, LIMITED CORPORATION WITH CAPITAL OF [-] (Euro), OF WHICH THE MAIN OFFICE IS IN [-], SIREN [-] - RCS [-], REPRESENTED BY [-] DULY AUTHORISED FOR THIS PURPOSE UNDER THE TERMS OF A DELEGATION ON [-],

Hereafter " client "

         It is expressly agreed as follows:

ARTICLE 1

In consideration for all the sums which Client may owe to the banks as any principal, interest, commissions or fees, expenses and accessories by virtue of the low of an amount of 50,000,000 EUR, of a term of 5 years and 6 months, authorized by the Banks on April 18 2003, it is agreed that, under the conditions provided for in articles L 313-23 to L 313-34 of the Monetary and Financial Code, Client shall assign to the banks and according to the methods indicated hereafter, all title to the professional loans that it holds with regard to its customers.

All rights in favor of the banks resulting from the transfer of any title to these loans, in consideration for the transactions carried out or likely to be carried out in the checking account concerned shall remain in being, but their effect on the debit balance of the checking accounts shall be carried forward, so that these balances shall appear at the time of closure of the said accounts.

                                   -Page 41-

ARTICLE 2

Acceptance by the banks of a form drafted by Client as indicated hereafter, shall not for the banks involve either an obligation to authorize a alone equal to the amount stated on the form nor any confirmation of the advances previously authorized or subsequently granted.

Under the preceding reserves, the loans which could be granted on the conditions and procedures agreed on in addition, shall be used simultaneously at each bank in relation to this Agreement by client who shall in consequence divide up its withdrawals and repayments in proportion to the level of the banks' participation.

With each remittance of funds relating to the loans, the customer shall subscribe to the order of each bank, if CREDIT LYONNAIS so requires, one or more drafts domiciled at each bank, with a minimum term of ten days and a maximum term of ninety days. These drafts shall be permitted to be renewed within the limits of the amount and term indicated by CREDIT LYONNAIS. The drafts thus subscribed and renewed shall be given by client to CREDIT LYONNAIS, with instructions to the latter to transmit them to each bank being a party to this Agreement .

Each bank shall credit the checking account of Client opened in its books with the face value of the effect of assignment representing the amount of the advance granted to Client, then shall debit the same account with the amount of the agios and commissions related to the operation carried out. At their due date, these drafts could be debited to the checking account of Client in the books of each bank. The drafts shall be implemented as " realization value " from the authorized loans and their subscription, their renewal and their entry in the account, in terms of both credit and debit, and shall not involve any novation of the debts receivable resulting from the implementation of the loans.

ARTICLE 3

Client undertakes to maintain the amount outstanding assigned from the debts receivable and unexpired in favor of the banks equal at all times to a certain percentage fixed in addition, loans which nevertheless shall have been authorized to it, it being agreed that as regards the public or private market, the amount retained for each loan shall be that appropriate to the work situations certified by Client. In consequence, on each expiration of the debts receivable assigned, Client shall be required to supply new forms in such a way that this percentage is maintained.

Failing this, the banks shall have the power to require a partial redemption in order to maintain the ratio stated above between the amount outstanding of unexpired assigned debts receivable and the loan granted. Client undertakes to make immediate payment to the amount of this reduction of the loan.

To ensure the full effect of this provision and without it being worth agreement on time of payment, it is agreed that every remittance or payment carried out or received on behalf of Client, shall be applied specially and automatically, by the banks, to this reduction of the loan:

- whether by way of reduction in the debtor position of the checking account,

- whether by allocation to settlement of the expired, undisputed debt actuation.

                                    -Page 42-

- whether still being preserved by the banks in their own assets to be used for settlement of the expired debts due closest to the priorities granted or the drafts expiring first, unless acceptance by the banks of new forms enables them to make the product of these encashments available to Client.

ARTICLE 4

Any assignment in favor of the banks shall be accompanied by handing over to CREDIT LYONNAIS acting for common account of the banks, a form hereafter called " the form ", stipulated to be by order of and signed by Client, which shall be drafted in accordance with the provisions of article L 313-23 of the Monetary and Financial Code.

This Agreement applies to any form which refers to it. This reference shall be deemed to be satisfied since the form entitled " Instrument of Assignment of Professional Debts Receivable " shall be supplemented with the statement " Assignment by Way of Guarantee ".

The handover of the form shall mean assignment to the banks of the debts receivable which shall be listed on it as from the date affixed to it by CREDIT LYONNAIS. CREDIT LYONNAIS shall always have the power, after examination of the professional debts receivable related to the form, to refuse some of the debts receivable proposed for assignment. In the event of refusal, it shall remove from the form the rejected debts receivable and consequently shall modify the total on it; it shall then send to Client a duplicate of the form so modified.

Each assignment shall apply to the principal, interest and accessories, including any supplement or increase in price resulting from any increase in services or work, revisions or changes in price, as well as any allowances due for any reason whatever. It shall involve automatically the transfer of securities guaranteeing each debt receivable and of all rights, shares and accessories without exception associated therewith.

In the case of a public or private contract, the transfer shall relate further to all the debts receivable which Client shall be permitted to claim against the customer under the assigned contract, as well as all purchase orders lodged as a result and all endorsements or supplementary agreements, the debts receivable to come if necessary from repayments of guarantees and all other sums resulting from the assigned contract or its accessories.

ARTICLE 5

Although the assignments of debts receivable occurring within the framework of this Agreement shall take place in full title, they shall not be permitted to affect in any manner whatever the scope of any and all commitments and guarantees which have been or could be contracted by Client or by a third party, to all of which they shall be added.

In the same way, they cannot release Client of its obligations towards the banks in terms of the amount of the assignments made.

ARTICLE 6

Each form must group together by expiration period (ten days or fortnight) and by currency, the assigned debts receivable.

                                   -Page 43-

The form shall indicate has beneficiary institution all the participating banks and the original of the said form shall be held by the CREDIT LYONNAIS for the common account of the banks.

The banks hereby authorize CREDIT LYONNAIS which accepts the said authority, to receive this form, to date it and to hold it for the common account.

The form shall mention the share of each participating bank in the profit yielded by the assignment.

If the transmission of the assigned debts receivable is accompanied by the handover of a magnetic medium, CREDIT LYONNAIS reserves the right to be supplied, with the aid of the form, a hardcopy summary of the debts receivable being reproduced on the magnetic medium.

ARTICLE 7

Client undertakes to place on any form only debts receivable resulting from deeds that have already been implemented and not any debts receivable resulting from deeds that have not yet been implemented or are the object, completely or partially, of any assignment, delegation or hypothecation, seizure, opposition or prevention. In the same way, and except by prior express consent of the banks, no form shall show debts receivable being the subject of extensions or that are unpaid or are the subject of litigation for any reason whatever.

Client also undertakes, except by written agreement of CREDIT LYONNAIS, not to allow to appear on the form any debts receivable corresponding to services sub-contracted or carried out within the framework of groupings or associations, as well as not to engage in sub-contracting or constituting such groupings or associations once the debts receivable have been assigned.

ARTICLE 8

Client is constituted as agent of the banks for the purpose of preserving their rights, this agency including not only the application of any retention of title clause, but also the monitoring, repossession and the realization of the item sold.

Whatever the agreements entered into with its purchaser, Client is not permitted to claim against the banks in respect of the risk of loss or destruction of the items sold.

In the event of repossession of all or part of the items sold, Client on the one hand is concerned only with settling all or part of the sums required by the purchaser and, on the other , shall not be permitted to claim that it has been released with regard to the banks from its obligation to repay all or part of the debt receivable that the banks have in relation to it.

Except prior agreement of the banks, Client shall not be permitted to modify the extent of the rights, security, shares and accessories attached to the debts receivable referred to on the form. Otherwise, such modifications cannot be claimed against the banks.

Further, Client undertakes:

- For each debt receivable assigned, at any time to pass to CREDIT LYONNAIS on request by the latter, all justifying securities and documents that it shall consider necessary or which should permit, if necessary, recovery of the debts receivable assigned;

                                    -Page 44-

- To take all steps necessary or useful to obtain as soon as possible the performance by the assigned debtors their obligations and to help the banks by all means appropriate in obtaining this performance;

- Not to accept expressly or tacitly a general and final account without prior agreement of CREDIT LYONNAIS and nor to compromise or compound, or to to make even a partial renunciation for the benefit of the debts receivable assigned or the rights and guarantees associated therewith, without prior agreement of CREDIT LYONNAIS;

- To pass to Credit Lyonnais, in the case of a public contract, the special copy of the contract stating that it is the sole copy and in the event of a private contract, the original of the contract returned to it and signed by the customer.

Client undertakes not to require the banks to perform any formality or intervention of any nature whatever in relation to the assigned debtors.

ARTICLE 9

Client shall act so as to promote settlement of the accounts receivable assigned in favor of the banks.

Any payment which Client might obtain in any form whatever, by virtue of the accounts receivable assigned, shall not be received by it except in the capacity of agent of the banks

ARTICLE 10

The banks reserve the option that they may in theory use systematically for public or private contracts, this being to notify, via Credit Lyonnais, the transfers to the debtors assigned which shall then be required to settle the same directly with Credit Lyonnais for the account of the banks, and they shall also be required to make a direct undertaking towards the banks

In the event that the banks exercise this power, Client undertakes to have passed to Credit Lyonnais immediately the instruments of payment or the sums which it would have received, while also providing to Credit Lyonnais and the banks all information allowing them to identify the debt receivable or the share of debt receivable settled.

The receipts of the debts receivable assigned shall be allocated to repayment of the authorized loans and, more generally, to auditing of the possible debit balance of the checking account aimed under 1 preceding or to payment of all sums which could be due to the banks by Client for any reason whatever.

This allocation of the payments must not be regarded as a renunciation by the banks of full title to the debts receivable assigned.

If the sums received by the banks appeared of an amount higher than that of their debts receivable, the banks should make the surplus available to Client.

ARTICLE 11

The receipts of the debts receivable assigned could be entered by the banks either in their own assets, or in a separate account that might constitute or not a section of the checking account concerned, until

                                    -Page 45-
such time as complete extinction of the debts receivable occurs. The banks shall be permitted however to authorize in exceptional circumstances Client to consult the account used for this purpose or to obtain a statement, it being however specified that it shall be only be a discretion intended to facilitate the accounting management of Client, without there being any novation in relation to the transfers of debts receivable and the right of ownership of the banks over the sums received by them nor in relation to the nature of this internal account of the banks.

ARTICLE 12

All or any expenses, taxes or accessories, related to the operations being the subject of this Agreement, shall be the responsibility of Client who undertakes to settle the same.

ARTICLE 13

This Agreement is concluded for an indefinite term. It may be cancelled at any time by one of the banks. This cancellation shall occur thirty days after the date of rewritten version hereof which shall be given or sent for this purpose by the bank.

ARTICLE 14

In the event of violation or of non-observance of the commitments undertaken under the terms of this Agreement by Client, as well as in the cases provided for under article L 313-12 of the Monetary and Financial Code, the banks shall not be held to comply with the full length of the notice period and Client shall be held to immediate repayment of the advances granted by virtue of the loans in progress. The banks shall be permitted then to exercise their right to receive repayment and to require the reduction of these advances including by acceleration and to deduct from final settlement any reductions as may be agreed contractually.

The cancellation of this Agreement by Client involves immediate and total repayment of all loans in progress. As long as this total repayment has not occurred and without this provision being worth agreement on time of payment,, the obligations incumbent on Client under this Agreement shall remain in being.

                                           Done in*****PLACE OF EXECUTION, on
                                           *****EXECUTION DATE

                                           In*****NUMBER OF COPY copy(ies)

                                    -Page 46-

                                 APPENDIX 4 (A)

                            MODEL DEED OF DELEGATION

BETWEEN THE UNDERSIGNED

1. CEGEDIM, LIMITED CORPORATION WITH CAPITAL OF [-](Euro), OF WHICH THE MAIN OFFICE IS IN [-], SIREN [-] - RCS [-], REPRESENTED BY [-] DULY AUTHORISED FOR THIS PURPOSE UNDER THE TERMS OF A DELEGATION ON [-],

                                HEREAFTER CALLED
                                  "DELEGATOR"

2. CORPORATION, LIMITED CORPORATION WITH CAPITAL OF [-](Euro), OF WHICH THE MAIN OFFICE IS IN [-], SIREN [-] - RCS [-], REPRESENTED BY [-] DULY AUTHORISED FOR THIS PURPOSE UNDER THE TERMS OF A DELEGATION ON [-],

                                HEREAFTER CALLED
                                  "DELEGATE "

3        CREDIT LYONNAIS, limited corporation with the capital of 1 808 394 053
         (Euro), whose main office is in Lyon (69000), 18 rue dE La Republique and the central office in Paris (75002), 16 boulevard des Italiens, SIREN 954 509 741 - RCS Lyon, represente par [-],duly authorized,

         As well as any credit institution to which Credit will Lyonnais may assign part of the loan

                                    HEREAFTER
                              " DELEGATAIRES " OR "
                                    BANKS "

AFTER RECALLING that in accordance with their record of assignment of [ ] the Delegates authorized towards Delegatora guarantee of assets and liabilities (hereafter " Guarantee") on [ ],

AGREE AS FOLLOWS:

The Delegator hereby delegates to the Banks, in conformity with the provisions of article 1275 of the Civil Code, and to the Delegates in the amount of all sums which the latter shall be likely to owe under the terms of the Guarantee.

                                    -Page 47-

The Delegates hereby declare their acceptance of this delegation and undertake towards the Banks that they will pay the said sums.

The Banks hereby declare their acceptance of this delegation.

By express agreement:

- The sums thus received shall apply automatically to cover all those as principal, interest and accessories which Delegator shall be permitted to owe to the Banks and this under the conditions provided for in article 6.2 of this Loan Agreement for 50,000,000 EUR, of a term of 5 years and 6 months, productive of interest for each drawdown, at the Euribor rate of the term of the aforesaid drawdown, increased by 75 base points (0.75%) per year, authorized by the Banks to Delegator on [ ],

- This delegation does not involve novation in respect of the rights and shares of the Banks towards Delegator which shall remain entirely obliged with regard to the Banks without being able to require that the Banks pursue Delegates first.

Delegator and Delegates declare that neither transfer, nor hypothecation of the Guarantee, nor delegation have been agreed to, and that there does not exist any opposition or any obstacle to the payment of the sums which could be due under this guarantee.

In consequence of this delegation:

-        All payments by Delegate must be carried out via account n(degree)[ ],

- Delegates shall not claim against the Banks any of the exceptions which they were to be able to claim against Delegator.

Delegator acknoledges that the payments thus carried out at the Banks shall release Delegates in the amount of their commitment towards it.

All rights, taxes and expenses to which this Agreement as well as its performance shall be permitted to give rise to, shall be met by Delegator.

For the performance of this deed, the following choice of residence is made:

-        by Delegator, at its main office,

-        by Delegates, at their address above,

-        by the Banks at CREDIT LYONNNAIS, Branch [ ] acting as Agent.

The undersigned parties require the recording of this deed, the performance of the formality being left as CREDIT LYONNAIS shall see fit.

Done in three copies.

In[ ], l[ ]

                                    -Page 48-

                                   APPENDIX 5

                               DEED OF ASSIGNMENT

BETWEEN THE UNDERSIGNED:

1(degree))        CEGEDIM, limited corporation with capital of [-] (Euro), OF
                  WHICH THE MAIN OFFICE IS IN [-], Siren [-] - RCS [-], represented by [-] DULY AUTHORISED FOR THIS PURPOSE UNDER THE
                  TERMS OF A DELEGATION ON [-],

                  Hereafter called " Borrower ",

                                                              of the first part,

2(degree))        Corporation, LIMITED CORPORATION WITH CAPITAL OF [-](Euro), of
                  which the main office is in [-], SIREN [-] - RCS [-], REPRESENTED BY [-] duly authorized

Hereafter called "Assigning Bank"

                                                             of the second part,

3(degree))        Corporation, LIMITED CORPORATION WITH CAPITAL OF [-](Euro), of
                  which the main office is in [-], SIREN [-] - RCS [-], REPRESENTED BY [-] duly authorized

Hereafter called "Intervening Bank"

                                                              of the third part.

4(degree))        Credit Lyonnais, LIMITED CORPORATION WITH THE CAPITAL OF 1 808
                  394 053 (Euro), WHOSE MAIN OFFICE IS IN LYON (69000), 18 RUE
                  DE LA REPUBLIQUE AND THE CENTRAL OFFICE IN PARIS (75002), 16
                  BOULEVARD DES ITALIENS, SIREN 954 509 741 - RCS LYON,
                  REPRESENTE PAR

[-],              duly authorized,

                  Hereafter called "Agent ".

                                                             of the fourth part.

Recalling that:

                                    -Page 49-

- Under the terms of a private agreement on [?] 2003 (hereafter the "Agreement"), Credit Lyonnais granted Borrower a Loan (hereafter the " Loan") of an amount of 50,000,000 EUR (FIFTY MILLION EUROS). The Loan is intended to enable Borrower to finance the acquisition of the corporation [?] with capital of [?] (Euro), having its main office in [?], Siren [?] RCS [?] and the acquisition of 80% of the capital of a corporation required to meet the criteria defined in article 2.2 of the Agreement

- The other terms and conditions of the Agreement are not reported in further detail, as they are well known by the parties who declare that they refer to the said agreement expressly,

- Assigning Bank, in accordance with the provisions of article 19.2 of this Agreement, intends by means of this Agreement to assign part of its commitment under the Loan to Intervening Bank, in agreement with Borrower and the other parties to this Agreement .

IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1

Intervening Bank agrees to take part in the Loan to the level of the sum as principal of [?] EUR (in figures and letters) representing [?]% of the amount as principal of the Loan.

Consequently, Intervening Bank undertakes to pay to assigning Bank the sum of [? ] EUR, this payment having to be made on [?].

In consideration for this payment, assigning Bank shall subrogate Intervening Bank, in accordance with the provisions of article 1250-1(degree) of the Civil code, in all its rights, shares and privileges against Borrower, including those arising from the security conferred by Borrower in favor of the Banks by virtue of the Loan which is object of this Agreement, to the amount which shall have been paid to it by Intervening Bank.

To this end, the assigning Bank shall give to Intervening Bank whose payment it shall have received, and on the date of this payment, a subrogatory receipt drafted in accordance with the model shown in an Appendix forming an integral part of this deed of assignment.

ARTICLE 2

In consequence of the participation of Intervening Bank in the Loan, the definition of the term " Banks " in article 1 of this Agreement includes, in accordance with its terms, Intervening bank so that the whole of the provisions of this Agreement shall also apply and benefit Intervening Bank.

ARTICLE 3

Intervening Bank declares that it has become acquainted with this Agreement , and that it shall comply with it without reservation as if it had been an original signatory.

Intervening Bank accepts, consequently, the mandate conferred on Agent authorizing the latter to take for its own account measures and to exert the powers which are expressly delegated to it under this Agreement, in accordance with the provisions of article 17 hereof.

                                    -Page 50-

In addition, Intervening Bank declares and affirms to assigning Bank that:

         (i) Its decision to take part in the Loan was made based on its own judgment as regards credit and that by making this decision, it is not based at all on the declarations of Agent or any other bank with regard to the credit or the financial situation of Borrower.

         (ii) It has undertaken its own investigations on the entirety of the assets, solvency and the financial situation of Borrower and has based its actions on this information only, which it considered sufficient, to assess the conditions under which Borrower shall be permitted to meet its obligations under this Agreement and, more generally, the situation of Borrower; in future, it shall bear sole responsibility to continue to evaluate by itself the situation of Borrower and the credit risk which it incurs, and shall count neither on another Bank nor on Agent to provide it with any assessment, information or comment whatever in this regard.

ARTICLE 4

Borrower accepts, in accordance with article 19 of this Agreement , that Intervening Bank participates in the Loan to the amount stipulated in article 1 of this Deed of Assignment.

ARTICLE 5

For the performance of this Deed, Agreement and their consequences, the parties hereby make a choice of residence as follows:

- for Borrower: at its office stated at the start hereof,

- for Intervening Bank: in [?],

- for the assigning Bank: in [?]

- for Credit Lyonnais and Agent: at its branch [?] in [?]

Done in [-], on [-]
In [-] copies.

         BORROWER                                          AGENT

         INTERVENING BANK                                  ASSIGNING BANK

                                    -Page 51-

                                    APPENDIX

                               SUBROGATORY RECEIPT

I the undersigned [?], acting in the capacity of [?] of the Bank [?], Limited corporation with capital of [?]EUR, whose main office is in [?], [?]Siren [?] RCS [?], acknowledge having received on [?], Limited corporation with capital of [?]EUR, whose main office is in [?], [?], Siren [?] RCS [?], the sum of [?] EUR (- in figures and letters -).

This sum represents the amount of the participation of the Bank [?], in the amount of [?]%, in the Loan of an amount of 50,000,000 EUR (fifty million euros) granted to CEGEDIM, Societe [?] with capital of [?] EUR, whose main office is in [?] Siren [?] RCS [?], under a loan agreement dated [?] 2003.

In consequence of the payment above of [?] EUR by the Bank [?] to the Bank [?] and pursuant to article 1250-1(degree) of the Civil Code, the Bank [?] takes in and invests and subrogates the Bank [?] to the amount of the payment carried out in all the rights, shares and privileges which it can hold under the above-mentioned loan agreement, including those arising from the security conferred by Borrower in favor of the Banks by virtue of the Loan which is the object of this Agreement.

The terms mentioned in this deed and starting with a capital letter shall have the same meaning as in the above-mentioned loan agreement.

Done in [-], in two copies, on [-]

                                    -Page 52-